Exhibit 99.1

Chaucer Holdings PLC

Consolidated Financial Statements for the two years in the period ended 31 December 2010

Report of Independent Auditors

The Board of Directors

Chaucer Holdings PLC

We have audited the accompanying group financial statements of Chaucer Holdings PLC (the “Company”) including the consolidated balance sheets as of December 31, 2010 and 2009, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in equity, and consolidated statements of cash flows for the two years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chaucer Holdings PLC at December 31, 2010 and 2009, and its consolidated results of operations and cash flows for each of the two years in the period ended December 31, 2010 in conformity with International Financial Reporting Standards as adopted by the International Accounting Standards Board.

Ernst & Young LLP

London, England

9 June 2011

Consolidated Income Statements for the two years in the period ended 31 December 2010

		2010	2009
	Notes	£m	£m

Gross written premiums	4	849.6	796.3
Change in provision for gross unearned premiums	23	(70.2)	(27.0)

Gross earned premiums		779.4	769.3

Outward reinsurance premiums		(228.8)	(170.8)
Change in provision for unearned premiums - reinsurers’ share	23	38.3	7.8

Net earned premiums	4	588.9	606.3

Net investment return	5	33.6	53.3
Other operating income	6	11.7	11.2

Total revenue from operations		634.2	670.8

Gross claims paid	23	(450.8)	(416.8)
Movement in gross technical provisions		(119.2)	(74.3)

Gross claims incurred		(570.0)	(491.1)

Reinsurers’ share of gross claims paid	23	109.4	86.3
Movement in reinsurers’ share of technical provisions		59.1	15.1

Reinsurers’ share of claims incurred		168.5	101.4

Net claims incurred		(401.5)	(389.7)

Expenses incurred in insurance activities	7	(173.3)	(198.3)
Other operating expenses	8	(22.2)	(36.7)

Total operating charges		(597.0)	(624.7)

Profit from operations		37.2	46.1

Finance costs	10	(4.3)	(4.1)

Profit before tax		32.9	42.0

Income tax expense	11	(10.4)	(13.9)

Profit for the year		22.5	28.1

Earnings per share
Basic	12	4.3p	5.8p
Diluted	12	4.0p	5.8p

All of the operations of the Group are continuing.

Consolidated Statements of Comprehensive Income for the two years in the period ended 31 December 2010

		2010	2009
	Notes	£m	£m

Profit for the year		22.5	28.1

Other comprehensive (expense)/income
Defined benefit pension scheme: actuarial losses for the year	22	(3.4)	(5.0)
Deferred tax credit in respect of actuarial losses	15	0.9	1.4

Other comprehensive expense, net of tax		(2.5)	(3.6)

Total comprehensive income attributable to owners of the parent		20.0	24.5

Consolidated Statements of Changes in Equity for the two years in the period ended 31 December 2010

		Called up share capital	Own shares	Share premium account	Bonus reserve	Retained earnings	Total equity
	Notes	£m	£m	£m	£m	£m	£m

At 1 January 2010		137.0	(28.3)	90.9	27.3	89.8	316.7
Total comprehensive income		—	—	—	—	20.0	20.0
Dividends paid	28	—	—	—	—	(21.5)	(21.5)
Investments in own shares		—	(0.6)	—	—	—	(0.6)
Share option costs		—	—	—	0.2	0.1	0.3
Vested shares		—	12.7	—	(18.2)	2.6	(2.9)
Cost of shares and share options exercise		—	0.7	—	(0.1)	(0.1)	0.5
Bonus costs deferred share bonus plan		—	—	—	5.4	—	5.4

At 31 December 2010	20	137.0	(15.5)	90.9	14.6	90.9	317.9

At 1 January 2009		87.0	(31.5)	66.0	20.8	83.2	225.5
Total comprehensive income		—	—	—	—	24.5	24.5
Shares issued	19	50.0	—	24.9	—	—	74.9
Dividends paid	28	—	—	—	—	(18.6)	(18.6)
Investments in own shares		—	(0.3)	—	0.3	—	—
Share option costs		—	—	—	—	0.6	0.6
Vested shares		—	2.5	—	(2.9)	0.4	—
Cost of shares and share options exercise		—	1.0	—	(0.3)	(0.3)	0.4
Bonus costs deferred share bonus plan		—	—	—	9.4	—	9.4

At 31 December 2009	20	137.0	(28.3)	90.9	27.3	89.8	316.7

Consolidated Balance Sheets at 31 December 2010 and 2009

		2010	2009
	Notes	£m	£m

Assets

Intangible assets	13	32.1	32.1
Tangible fixed assets	14	6.4	7.9
Reinsurers’ share of technical provisions	23	449.4	340.5
Deferred income tax	15	13.4	17.0
Current tax	24	4.1	0.4
Deferred acquisition costs	16	101.2	82.3
Prepayments and accrued income		23.0	15.4
Trade and other receivables	17	238.3	207.0
Financial assets	3	837.3	851.8
Cash and cash equivalents	18	634.7	501.7

Total assets		2,339.9	2,056.1

Equity

Share capital	19, 20	137.0	137.0
Own shares	20	(15.5)	(28.3)
Share premium account	20	90.9	90.9
Bonus reserve	20	14.6	27.3
Retained earnings	20	90.9	89.8

Total equity		317.9	316.7

Liabilities

Subordinated debt	21	40.8	40.3
Employee benefits provision	22	13.2	14.2
Technical provisions	23	1,740.3	1,532.3
Accruals and deferred income		13.7	12.0
Trade and other payables	25	214.0	140.6

Total liabilities		2,022.0	1,739.4

Total equity and liabilities		2,339.9	2,056.1

Net asset value per ordinary share	26	60.0p	61.7p

Net tangible asset value per ordinary share	26	53.9p	55.5p

The financial statements were approved by the Board of Directors on 7 June 2011 and signed on its behalf by

Robert Stuchbery	Ken Curtis
Chief Executive Officer	Chief Finance Officer

Consolidated Statements of Cash Flows for the two years in the period ended 31 December 2010

		2010	2009
	Notes	£m	£m
Operating activities

Cash generated from operations	27	122.4	54.5
Tax paid	24	(9.6)	(13.4)

Net cash flows from operating activities		112.8	41.1

Investing activities

Interest received		49.3	22.4
Equity dividends received		0.6	0.6
Purchases less sales of financial assets		(1.0)	(22.8)
Purchase of tangible fixed assets	14	(0.6)	(1.1)

Net cash flows from/(used in) investing activities		48.3	(0.9)

Financing activities

Cash received on share option exercise		0.5	0.4
Costs associated with vesting of shares		(2.9)	—
Purchase of own shares	20	(0.6)	—
Shares issued, net of expenses	19	—	74.9
Interest paid		(4.3)	(4.1)
Dividends paid	28	(21.5)	(18.6)

Net Cash flows (used in)/from financing activities		(28.8)	52.6

Net increase in cash and cash equivalents		132.3	92.8

Cash and cash equivalents at 1 January		501.7	420.8

Effect of changes in rates of exchange		0.7	(11.9)

Cash and cash equivalents at 31 December	18	634.7	501.7

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

1. ACCOUNTING POLICIES

Chaucer Holdings PLC, the ultimate holding company of the Group, is a public limited company registered in England and Wales, whose subsidiaries are private limited companies.

Basis of preparation

The Consolidated Financial Statements have been prepared in accordance with International Financial Reporting Standards (IFRS). IFRS comprises standards issued by the International Accounting Standards Board (IASB) and interpretations issued by the International Financial Reporting Interpretations Committee (IFRIC).

The Consolidated Financial Statements have been prepared on the historical cost basis, except for the revaluation of financial assets held at fair value through profit and loss, long-term assets and liabilities at amortised cost using the effective interest rate method and pension liabilities which are determined by actuarial analysis.

The Consolidated Financial Statements include the accounts of the parent and each subsidiary where the parent owns, directly or indirectly, over 50% of the voting rights, or over which it has control of their operating and financial policies.

Consolidation includes elimination of all inter-company transactions and balances.

Business combinations

Acquisitions of businesses are accounted for using the acquisition method of accounting. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred at the acquisition date, the date on which control is obtained. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair value at the acquisition date. The excess of the cost of acquisition over the fair value of the net assets acquired is recorded as goodwill. If the cost of the acquisition is less than the fair value of the assets acquired the difference is recognised directly in the income statement.

Foreign currency translation

The Consolidated Financial Statements are presented in sterling, which is the functional currency of most companies within the Group, being the currency of the primary economic environment of those companies.

Monetary transactions are translated at rates of exchange prevailing at the date of the transaction or average rates where appropriate. Differences resulting from the retranslation on the opening net assets and the results for the year have been taken to reserves. Monetary assets and liabilities are translated at the closing rate of exchange and any exchange differences arising from the change in rates of exchange are recognised in the income statement.

Non-monetary transactions, assets and liabilities, including deferred acquisition costs and unearned premiums, are translated at rates of exchange prevailing at the date of the transaction or average rates where appropriate.

The average of the rates of exchange used during the financial year were as follows:

	2010	2009
US Dollars	1.55	1.57
Canadian Dollars	1.59	1.78
Euros	1.17	1.12

The closing rates of exchange at the year end were as follows:

	2010	2009
US Dollars	1.57	1.61
Canadian Dollars	1.56	1.69
Euros	1.17	1.13

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Underwriting transactions

The results for all classes of business in respect of participations on syndicates managed by the Group are determined on an annual basis whereby the incurred cost of claims, commission and related expenses are charged against the earned proportion of premium, net of reinsurance as follows:

(i)	Premiums written comprise the premiums on contracts incepting in the financial year, together with any differences between booked premiums for prior years and those previously accrued, and include estimates of premiums due but not yet receivable or notified, less allowance for cancellations.

(ii)	Reinsurance premiums and any related reinsurance recoveries are accounted for in the same accounting period as the premiums and claims for the related direct or inwards reinsurance business.

(iii)	Unearned premiums represent the proportion of premiums written that relate to unexpired terms of policies in force at the balance sheet date.

(iv)	Acquisition costs, which represent commission and other related expenses, are deferred over the period in which the related policies are earned.

(v)	Claims incurred comprise claims and related expenses paid in the year and changes in the provisions for outstanding claims, including provisions for claims incurred but not reported and related expenses, together with any other adjustments to claims from prior years. Where applicable, deductions are made for salvage and other recoveries.

(vi)	Outstanding claims represent the estimated ultimate cost of settling all claims (including direct and indirect claims settlement costs) arising from events that have occurred up to the balance sheet date, including provision for claims incurred but not reported, less any amounts paid in respect of those claims. Outstanding claims are reduced by anticipated salvage and other recoveries. The ultimate cost of outstanding claims is estimated by using a range of actuarial projection methods. The primary sensitivity in these methods is the assumption that experience is indicative of the outcome of current business and, where past experience is insufficient, that market benchmarks are representative of the relevant syndicate’s own underwriting. Significant delays can be experienced in the notification and settlement of certain claims and, accordingly, the ultimate cost of such claims cannot be known with certainty at the balance sheet date. In particular, estimates of technical provisions inevitably contain inherent uncertainties because significant periods of time may elapse between the occurrence of an insured loss, the reporting of that claim to the syndicate and the syndicate’s payment of the claim and the receipt of reinsurance recoveries. While the Directors consider that the estimate of outstanding claims is fairly calculated, on the basis of the information currently available to them, the ultimate liability remains inherently uncertain and may change as a result of subsequent information and events which may result in the eventual cost of settling these liabilities being higher or lower than the amount calculated.

(vii)	Reserves are set based upon an expectation that there will not be a subsequent release or deficit. In arriving at this estimate, allowance is made for the inherent uncertainty involved in the setting of reserves.

(viii)	Liability adequacy test: at each reporting date an assessment is made to determine whether recognised insurance liabilities are adequate. If that assessment shows that the carrying amount of insurance liabilities (less related acquisition costs) is inadequate in the light of estimated future cash flows, the entire deficiency is recognised in the income statement via the provision of an unexpired risk reserve. The provision for unexpired risks is included within technical provisions in the balance sheet.

Participation in Nuclear Pools

The Group, through its underwriting interest in Syndicate 1176, participates on business underwritten by Nuclear Risk Insurers Limited (NRI). In addition to insuring UK based nuclear risks, NRI participates on reinsurance programmes of similar overseas nuclear pools. As part of these arrangements, NRI reinsures a portion of its business with the overseas pools and accepts inwards reinsurance on a reciprocal basis. NRI accounts to its members on a basis net of the inter-pool reciprocal reinsurance arrangements.

NRI maintains its underwriting accounts on a three-year basis and, on closure of an account after three years, it transfers the liabilities to the next open year of account by means of a portfolio transfer. Syndicate 1176 pays and receives a proportion of this portfolio transfer between its closing and next open year of account. The difference to the Syndicate between the amount paid to close one year of account and that received by the following year of account is due to the different proportions of the NRI pool written by the Syndicate for each year of account and is treated as an additional or return premium. The Consolidated Financial Statements include the Group’s share of these transactions, on an annually accounted basis.

Investment return

Investment return comprises all investment income, realised investment gains and losses and movements in unrealised gains and losses, net of investment management fees. Dividend income is recognised when the shareholder’s right to receive payment is established. Interest income is recognised as it accrues and is calculated by using the effective interest rate method.

Other operating income

Other operating income comprises retained underwriting agency fees, management fees and underwriting profit commissions. Underwriting agency fees are brought into account in the year to which they relate. Profit commissions expected to arise on the closure of a Lloyd’s year of account in respect of the managed syndicates are recognised as earned on an annual basis to match the related underwriting profits.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Net expenses incurred in insurance activities

Expenses incurred in insurance activities are recognised on an accruals basis. These comprise the Group’s share of syndicate operating expenses, acquisition costs and the costs of membership of Lloyd’s and other expenses attributable to the Group’s underwriting, stated net of contributions from quota share reinsurers.

Other operating expenses

Operating expenses are recognised on an accruals basis. These comprise Group operating expenses such as remuneration, office and administrative costs.

Borrowing costs

Borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset, form part of the cost of that asset and are therefore capitalised.

Taxation

The tax expense represents the sum of the tax currently payable and the movement in deferred tax.

The tax currently payable is based on taxable income for the year. Taxable profit differs from net profit as reported in the Consolidated Income Statement because it excludes items of income or expense that are taxable or deductible in other years or items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates applicable at the balance sheet date.

Deferred income tax is generally provided in full on temporary differences arising between the tax bases of assets and liabilities and the carrying value in the consolidated financial statements. However, if deferred income tax arises from the initial recognition of goodwill for which amortisation is not deductible for tax purposes, or the initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss, it is not provided for. Deferred income tax is determined using tax rates enacted, or substantively enacted, at the balance sheet date and expected to apply when the related tax is affected.

The deferred tax resulting from the recognition of actuarial losses for the year on the defined benefit pension scheme is recorded in the Statement of Comprehensive Income.

Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which to utilise temporary differences.

Deferred income tax is provided on the temporary differences arising on investments in subsidiaries, except where the Group controls the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets and liabilities are offset only where there is a legal right of offset and the deferred taxes relate to the same fiscal authority.

Leases

Costs in respect of operating leases are charged on a straight-line basis over the lease term. Leasing agreements, which transfer to the Group substantially all the benefits and risks of ownership of an asset, are treated as if the asset has been purchased outright. The assets are included in tangible assets and the capital element of the leasing commitments is shown as obligations under finance leases. The lease rentals are treated as consisting of capital and interest elements.

The capital element is applied to reduce the outstanding obligations and the interest element charged against profit in proportion to the reducing capital element outstanding. Assets held under finance leases are depreciated over the shorter of the lease term and their useful life.

Dividends

Dividends are recognised as a liability and deducted from equity when they are approved by the Group’s shareholders. Interim dividends are deducted from equity when they are paid. Dividends declared after the balance sheet date but before the financial statements are authorised are not recognised but are disclosed in the notes to the financial statements.

Operating Segments

The CHP Board, the Chief Operating Decision Maker, monitors the operating results of each of the operating segments for the purpose of making decisions about resource allocation and performance assessment for the Group.

Syndicate participations

Syndicate participations represent an aggregation of the proportion of assets and liabilities of each syndicate in which the Group participates. Those assets are held subject to the individual syndicate trust funds and the Group cannot obtain or use them until such time as each syndicate underwriting year is closed and profits are distributed, or an advance profit release is made.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Cash and cash equivalents

Cash and cash equivalents represent cash balances and money market deposits lodged with banks and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. Investments with an original maturity date of less than three months are treated as cash equivalents.

Financial assets

All investments are, on initial recognition, classified as fair value through profit and loss and are measured at fair value. The fair value of quoted financial investments is based on current bid prices. Unquoted equity investments are initially carried at cost as the best estimate of fair value and are adjusted thereafter whenever events or changes in circumstances indicate that the carrying amount may not approximate to fair value. The fair value of an unquoted equity is calculated using the most appropriate valuation technique, such as reference to current fair values of another instrument that is substantially the same, discounted cash flow analysis or option pricing models.

The fair value of unquoted hedge fund investments is determined from net asset values provided by independent third-party fund administrators. Whilst many hedge funds operate in specialist markets, the securities in which they invest are predominantly listed or exchange traded; such securities can therefore be priced consistently with normal market practices for the valuation of listed securities.

If funds hold unquoted assets they are typically valued with reference to listed securities of a similar nature or by using pricing models that are reviewed and approved by an independent pricing specialist. The value of underlying assets valued in such a way is relatively small and the potential impact on Group results that could arise from pricing errors is considered to be immaterial in the context of the total investment portfolio.

The Directors consider the fair value through profit and loss option to be appropriate as financial assets are managed and their performance evaluated on a fair value basis, in accordance with a documented investment strategy, and information is provided internally on that basis to key management personnel. In addition, investment risk is assessed on a total return basis that is consistent with the adoption of fair value through profit and loss.

All purchases and sales of financial assets are accounted for on the trade date. Investments are initially recognised at fair value and derecognised when sold. Realised and unrealised gains and losses arising from the change in fair value are included in the income statement in the period in which they arise.

Fair value measurements are disclosed by source of inputs using a three-level hierarchy for each class of financial instrument.

Derivative financial instruments

The Group’s activities expose it primarily to the financial risks of changes in foreign currency exchange rates. The Group uses foreign exchange forward contracts to manage these exposures. The Group does not use derivative financial instruments for speculative purposes.

Derivatives are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at their fair value. Changes in the fair value are recognised immediately in the income statement. Fair values are obtained from quoted market prices, discounted cash flow models and option pricing models, as appropriate.

Tangible fixed assets

Tangible fixed assets are stated at cost less accumulated depreciation and any impairment. Depreciation is calculated to write off the cost of tangible fixed assets over the estimated useful lives as follows:

Buildings	25 years	straight line
Lease improvements	20%	per annum
Furniture, office fixtures and fittings	8-20%	per annum
Computer equipment	33%	per annum

Intangible assets

Intangible assets comprise goodwill and auction costs arising on the purchase of syndicate capacity.

Goodwill represents the excess of the cost of acquired businesses over the fair value of the net assets acquired. The Group deems the goodwill that arose on the purchase of the Managing Agent to have an indefinite useful life, since, in the current business strategy, the Group will benefit from the activities of the Managing Agent for as long as it carries on doing business.

Auction costs are the costs incurred in purchasing additional capacity on the Syndicates currently managed by Chaucer Syndicates Limited. The capacity purchased is deemed to have an indefinite useful economic life represented by participation rights to membership on each syndicate, since it is deemed that the benefits from that capacity have no foreseeable limit.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Both goodwill and auction costs are recognised in the Consolidated Balance Sheet at cost less any impairment.

Both goodwill and auction costs are tested annually for impairment. Where there is any reduction in the carrying amount for either, this would be recognised in the Consolidated Income Statement during the period in which the reduction is determined.

Goodwill arising on acquisitions before the date of transition to IFRS has been retained at the previous UK GAAP amounts, subject to being tested for impairment at that date.

Impairment of assets

At each balance sheet date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent of other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. An intangible asset with an indefinite life is tested for impairment annually, and whenever there is an indication that the asset may be impaired.

The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised in the Consolidated Income Statement immediately.

Except for goodwill, where impairment losses cannot be reversed, where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount will not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of the impairment loss is recognised in the Consolidated Income Statement immediately.

Long-term assets and liabilities

Where assets and liabilities are payable or recoverable in more than one year, they are initially recognised at their fair value, which is the discounted nominal value of the asset or liability. The unwinding of the related discount is subsequently recognised in the income statement.

Provisions and contingencies

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, and it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate of the amount can be made. Where a reimbursement is expected, this is recognised only when it is virtually certain that the reimbursement will take place, and of the amount to be reimbursed.

Contingent liabilities are liabilities that represent a possible obligation arising from a past event whose existence is dependent on one or more uncertain future events not within the control of the Group, or a present obligation where it is not probable that an outflow will be required for settlement of the obligation.

Contingent liabilities are not disclosed where the likelihood of the uncertain future event is remote, unless the disclosure of the contingent liability adds clarity to the financial statements.

Contingent assets, which relate to possible assets and depend on the outcome of uncertain future events, are not recognised. Such an asset is disclosed only where the inflow of economic benefit is probable.

Employee benefits: pensions

The Group operates a single pension scheme with both a defined benefits and, from December 2001, a defined contribution section.

Payments to the defined contribution section are charged as expenses as they fall due. Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the Group’s obligations under the schemes are equivalent to those arising in a defined contribution retirement benefit scheme.

Contributions in respect of the defined benefits section are paid in accordance with the recommendations of independent actuaries. The costs of providing benefits under this section are determined using the projected unit credit method, with full actuarial valuations being carried out at least every three years (or sooner if significant changes in the assumptions surrounding the valuation of the scheme’s assets and liabilities require it) and updates being carried out every six months. These costs are recognised in the income statement based on the valuation prepared by independent actuaries.

Actuarial gains and losses are recognised in full in the period in which they occur, outside profit or loss, in the Consolidated Statement of Comprehensive Income. Past service cost is recognised immediately to the extent that the benefits are already vested, and otherwise is amortised on a straight-line basis over the average period until the benefits become vested.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

The amount recognised in the balance sheet represents the present value of the defined benefit obligations and is reduced by the fair value of plan assets. Any asset resulting from this calculation is limited to past service cost, plus the present value of available refunds and reductions in future contributions to the plan.

Employee benefits: shares

The Group grants shares to its employees under a number of share schemes. The shares granted are measured at fair value at the date of the grant and are expensed on a straight-line basis over the vesting period, based on the terms of the share schemes. The expense is recorded against a bonus reserve in equity.

When the shares necessary to satisfy the benefit are purchased, they are recorded as own shares within equity, at their acquisition cost. These shares are held in a separately administered trust fund and deducted from equity.

If the vesting shares and options are exercised by the employee and the shares leave the trust, own shares and the bonus reserve are reduced by the number of vesting shares valued at acquisition cost. If there is any difference between the acquisition cost and the fair value used at the date of setting the bonus reserve, it will be adjusted to retained earnings.

In accordance with the rules of the schemes, certain shares attract matching shares, if certain performance conditions are met. The number of matching shares and the fair values are determined through stochastic models that estimate the probabilities of the performance conditions being met. The cost of matching shares is amortised over the same period of time as the original shares. The assumptions behind the determination of matching shares and their fair values are reassessed, when applicable, at the end of each accounting period and the impact of any change is recorded in the Consolidated Income Statement.

Employee benefits: share options

The Group grants share options to employees under a number of option schemes. The share options granted are measured at fair value at the date of the grant and are expensed on a straight-line basis over the vesting period, based on the Group’s estimate of shares that will eventually vest.

IFRS 2 Share-based Payment does not require share options granted before 7 November 2002 to be fair-valued, or those granted after 7 November 2002 that had vested as at 1 January 2005 to be expensed. Therefore, the costs recognised in the income statement reflect only the share grants made after 7 November 2002 that had not vested before 1 January 2005.

At each balance sheet date, the Group revises the estimate of the number of share options that are expected to vest. It recognises the impact of the revision of original estimates, if any, in the income statement and a corresponding adjustment to equity over the remaining vesting period. The proceeds received, net of any directly attributable transaction costs, are credited either to share capital (nominal value) and share premium, if shares are issued, or to investment in own shares, if shares are purchased, when the share options are exercised. If shares are purchased in the market to settle the share options then any difference between the exercise price, the fair value of the share options and the cost of the shares issued, is taken to retained earnings.

No expense is recognised for share options that do not ultimately vest, except for share options where vesting is conditional upon a market condition, which are treated as vesting irrespective of whether or not the market condition is satisfied, provided that all other performance and/or service conditions are satisfied.

Where the terms of a share option are modified, the minimum expense recognised is the expense as if the terms had not been modified. An additional expense is recognised for any modification which increases the total fair value of the share-based payment arrangement or is otherwise beneficial to the employee, as measured at the date of modification.

Where a share option is cancelled, it is treated as if it had vested on the date of cancellation and any expense not yet recognised for the award is recognised immediately. However, if a new share option is substituted for the cancelled share option, and designated as a replacement share option on the date that it is granted, the cancelled and new share options are treated as if they were a modification of the original share option, as described in the above paragraph.

Subordinated debt

The long-term loans are recognised initially at fair value, net of transaction costs incurred. The loans are subsequently stated at amortised cost; any difference between the initial carrying amount and the redemption value is recognised in the income statement over the expected period of the borrowings using the effective interest rate method.

Critical accounting estimates and judgements in applying accounting policies

The preparation of the financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities. Estimates and judgements are continually evaluated and based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances.

The most critical accounting estimate made by the Group is the estimate of the ultimate claims liability under insurance contracts underwritten. The estimation of the liability considers historical data, with most relevance given to recent data, of claims experience in each particular account.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Other areas where the Directors have applied significant judgement are as follows:

•

The decision to value the financial assets at fair value though profit and loss, based on the considerations described in the relevant accounting policy above, has impacted the final determination of the profit for the year, as the methods and assumptions required by this classification differ substantially from other options available to the Directors.

•

In valuing the tax charge for the year, and in particular the deferred tax asset associated to losses available to the Group, the Directors have taken into consideration the proposed future changes to tax regulations and the availability of potential future profits.

•

The bonus payable to staff and directors is based on a formulaic approach applicable to either the profit before tax or profit after tax for the year, depending on the bonus scheme. As a consequence, the uncertainties and assumptions affecting the valuation of insurance liabilities and investments, described above, have a material impact on the calculation of the bonus. In addition, the Directors have applied judgement in areas that have a significant impact on the recognition and deferral of the bonus charge, such as the estimate of when the long-term elements of the bonus will be paid and an estimate of whether the conditions affecting the allocation of matching shares will be met.

The Consolidated Income Statement adjusts and recognises any subsequent adjustments for inadequacies or surpluses.

2. MANAGEMENT OF INSURANCE AND FINANCIAL RISK

Underwriting risk

Each Division within the Group undertakes an extensive underwriting planning process in order to determine annual targets for premium income and return on capital. The maximum level of risk acceptable to the Group in achieving the plan is determined by the Risk & Capital Committee and approved by the CHP Board. The Group strategy, underwriting risk appetite and forecast pricing levels, loss ratios and reinsurance costs are the primary drivers of the plan.

Underwriting risk appetite sets the acceptable probabilities for different levels of net underwriting loss, expressed as a percentage of the Group’s net tangible assets (NTA) for both a single event and accumulated events over 12 months.

		31 December 2010		31 December 2009
Probability	Probability	Single event	Aggregated events	Single event	Aggregated events
return period	%	% of NTA	% of NTA	% of NTA	% of NTA
25	4	18.6	36.4	18.6	36.4
50	2	26.0	43.4	26.0	43.4
100	1	30.4	50.9	30.4	50.9
200	0.5	38.0	60.3	38.0	60.3
500	0.2	51.0	73.1	51.0	73.1

The detailed stochastic modelling of underwriting risk, both gross and net of reinsurance, using dynamic financial analysis techniques, assists with the setting and management of risk appetite.

Catastrophe risk is the main component of underwriting risk and the Group uses Exceedance Probability (EP) curves as the primary tool for managing this risk. For a defined underwriting portfolio, an EP curve plots expected probability against loss size. This represents a sliding scale of risk appetite against associated exceedance probabilities.

Managing risk aggregation

The Group monitors the aggregation of underwriting exposure using specialist modelling software tools. Syndicate 1084 monitors its loss exposure to a suite of natural catastrophe events (including the prescribed Lloyd’s Realistic Disaster Scenarios) on a monthly basis. Modelled loss caps are set at an underwriting business unit level for each event; this provides the underwriters with a practical tool for managing their exposures.

Concentrations of risk

The Group has exposure to losses arising through the aggregation of risks in geographical sectors. This mainly affects the property, marine and energy portfolios. Events giving rise to such aggregations are typically natural disasters such as earthquakes or weather-related disasters such as hurricanes, windstorms and typhoons. Other examples include major terrorism events.

As part of the risk management process, the Group models Realistic Disaster Scenarios (RDS) every quarter to enable it to monitor potential accumulations of underwriting exposure against a pre-determined suite of catastrophic events and to confirm that there is no breach of underwriting risk appetite. The following table shows the largest net RDS exposures, with an indicative estimate of the likely gross and final net loss incurred from each scenario at 1 January 2009, 2010 and 2011. The Group updates the RDS scenarios annually, based on Lloyd’s requirements and an internal assessment of its main exposures.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

	Total insured loss	Syndicate gross loss		Syndicate final net loss		Group final net loss
	£bn	£m	%¹	£m	%¹	£m²
1 January 2011
Syndicate 1084 scenario
California earthquake (Los Angeles)	49.7	196.3	23.8	82.3	10.0	68.8
Gulf of Mexico windstorm	71.0	154.7	18.8	70.0	8.5	58.5
California earthquake (San Francisco)	49.7	200.3	24.3	81.4	9.9	68.1
Two events: North East windstorm	49.7	159.3	19.3	57.9	7.0	48.4
Florida windstorm: Pinellas County	79.6	152.5	18.5	65.5	7.9	54.8
European windstorm	19.7	99.0	12.0	36.8	4.5	30.8
Japanese earthquake	39.4	118.1	14.3	38.1	4.6	31.9
Florida windstorm: Miami-Dade	79.6	139.1	16.9	50.1	6.1	41.9
New Madrid earthquake	29.9	85.9	10.4	56.8	6.9	47.5
Terrorism: Exchange Place	9.1	52.7	6.4	34.6	4.2	28.9
Terrorism: Rockefeller Center	8.5	40.1	4.9	22.1	2.7	18.5
Professional Lines: Financial market crisis	n/a	45.6	5.5	36.0	4.4	30.1
Political Risk: South East Asia crisis	n/a	54.2	6.6	30.9	3.7	25.8
Loss of major energy complex	n/a	112.8	13.7	31.3	3.8	26.2

Syndicate 1176 scenario
Core melt event at a single Sweden nuclear power station	2.0	196.5	620.5	100.1	316.1	54.9
Core melt event at a single US nuclear power station	1.5	69.9	220.7	62.1	196.1	34.0
Turbine failure in Japan	1.0	18.8	59.4	18.8	59.4	10.3

1 January 2010
Syndicate 1084 scenario
California earthquake (Los Angeles)	47.3	153.1	21.7	61.2	8.7	51.3
Gulf of Mexico windstorm	67.3	128.7	18.2	63.1	8.9	52.9
California earthquake (San Francisco)	47.3	168.9	23.9	64.5	9.1	54.1
Two events: North East windstorm	47.3	124.2	17.6	68.4	9.7	57.4
New Madrid earthquake (extreme stress scenario)	64.8	123.2	17.4	61.9	8.8	51.9
Florida windstorm: Pinellas County	75.8	121.1	17.1	53.9	7.6	45.2
European windstorm	18.8	105.4	14.9	46.4	6.6	38.9
Japanese earthquake	30.9	102.0	14.4	55.1	7.8	46.2
Florida windstorm: Miami-Dade	75.8	114.6	16.2	51.5	7.3	43.2
New Madrid earthquake	28.5	65.4	9.2	51.0	7.2	42.8
Terrorism: Exchange Place	9.1	50.2	7.1	40.1	5.7	33.6
Terrorism: Rockefeller Center	8.5	39.6	5.6	28.3	4.0	23.7
Professional Lines: Financial market crisis	n/a	29.0	4.1	19.2	2.7	16.1
Political Risk: South East Asia crisis	n/a	57.4	8.1	34.9	4.9	29.3
Loss of major energy complex	n/a	104.7	14.8	33.1	4.7	27.8

Syndicate 1176 scenario
Core melt event at a single Canadian nuclear power station	2.0	194.8	614.5	64.1	202.2	35.1
Core melt event at a single US nuclear power station	2.0	76.1	240.1	60.0	189.3	32.9
Terrorist event (non-TRIPRA): Non-core melt	0.2	32.7	103.2	32.7	103.2	17.9

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

	Total insured loss	Syndicate gross loss		Syndicate final net loss		Group final net loss
	£bn	£m	%¹	£m	%¹	£m²

1 January 2009
Syndicate 1084 scenario
California earthquake (Los Angeles)	54.2	207.6	38.1	97.0	17.8	84.4
Gulf of Mexico Windstorm	78.5	183.7	33.7	96.1	17.6	83.6
California earthquake (San Francisco)	54.2	176.4	32.4	82.2	15.1	71.5
Two events: North East windstorm	54.2	161.3	29.6	92.6	17.0	80.5
New Madrid earthquake (extreme stress scenario)	74.3	155.8	28.6	79.0	14.5	68.7
Florida windstorm: Pinellas County	86.8	146.8	26.9	73.7	13.5	64.1
European windstorm	21.5	146.3	26.8	62.5	11.5	54.4
Japanese earthquake	35.4	130.7	24.0	77.1	14.1	67.0
Florida windstorm: Miami-Dade	86.8	121.3	22.3	54.5	10.0	47.4
New Madrid earthquake	32.6	91.3	16.8	54.8	10.1	47.7
Terrorism: Exchange Place	9.1	77.8	14.3	68.7	12.6	59.7
Terrorism: Rockefeller Center	8.5	71.6	13.1	62.5	11.5	54.4

Syndicate 1176 scenario
Core melt event at a single Swedish nuclear power station	2.0	194.5	617.5	68.6	217.8	37.8
Core melt event at a single US nuclear power station	2.0	70.8	224.8	63.9	202.9	35.2
Terrorist event (non-TRIPRA)	0.1	25.9	82.2	25.9	82.2	14.3

¹	Based on a 2011 premium capacity of £825.0m (2010 £745.0m and 2009 £634.0m) for Syndicate 1084 and £31.7m (2010 £31.7m and 2009 £31.5m) for Syndicate 1176.
²	Based on a Group economic interest of 83.6% (2010 84.1% and 2009 87.0%) of Syndicate 1084 and 54.8% (2010 54.8% and 2009 55.1%) of Syndicate 1176.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Maximum lines

Underwriters manage individual risks through adherence to set maximum line sizes. The following table details the maximum gross line sizes that were in place for 2010 and 2009 by class of business.

			Maximum line (Gross)
			2010	2009
Division	Class of business	Currency	Millions	Millions
Marine	Specie	USD	72.5	72.5
	Liability	USD	60.0	60.0
	Cargo	USD	35.0	50.0
	War	USD	30.0	30.0
	Hull	USD	30.0	30.0
	Political risk	USD	20.0	20.0
	Satellite	USD	7.5	7.0
	Excess of loss	USD	7.5	2.5

Energy	Exploration and production	USD	150.0	125.0
	Construction	USD	150.0	85.0
	Liability	USD	40.0	50.0
	Midstream	USD	75.0	45.0
	Downstream	USD	22.5	17.5
	Power and utilities	USD	30.0	30.0

Aviation	Liability	USD	60.0	60.0
	Refuellers and products	USD	50.0	50.0
	Hull	USD	5.0	5.5

Property	Engineering	USD	50.0	50.0
	Facultative: USA/Canada	USD	34.0	30.0
	Facultative: International	USD	34.0	30.0
	Delegated authority: USA/Canada	USD	22.5	17.5
	Delegated authority: International	GBP	22.5	6.0
	Treaty: Catastrophe	USD	20.0	15.0
	Treaty: Risk excess of loss	USD	10.0	7.0
	Treaty: Other reinsurance	USD	7.0	7.0

Specialist Lines	Medical	USD	25.0	25.0
	Accident & Health	USD	20.0	20.0
	UK and international general liability	GBP	7.5	10.0
	Financial institutions	GBP	10.0	7.5
	General casualty treaty	USD	3.0	7.5
	General casualty direct	USD	2.0	2.0
	Directors & Officers/Errors & Omissions	USD	2.0	2.0
	Other claims made	USD	2.0	2.0

Nuclear	Property	GBP	200.0	200.0
	Liability	GBP	60.0	60.0

Terms and conditions of contracts

Other than UK motor insurance, all of the policies underwritten have maximum indemnity limits per insured event. In addition, the number of reinstatements per policy is limited and deductibles and policy exclusions further limit risk.

UK motor insurance is unlimited by statute but the Group buys reinsurance to limit any potential maximum loss arising from any one assured.

Underwriting controls

The Group operates a number of underwriting controls, details of which are set out below.

Peer and independent reviews

Peer review is performed on a risk-based sample of business by another Group underwriter to ensure adherence to sound underwriting practices. Independent review is performed under the auspices of the Audit and Assurance function which reports directly to the Audit Committee and is independent of the Syndicates. The process involves detailed review of individual underwriting risks and supporting documentation on a monthly basis.

Underwriting risk review

Themed underwriting reviews are conducted by the Underwriting Risk Review Department to ensure that underwriting procedures and discipline are followed.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Internal audit

Group Internal Audit provides assurance over the performance of the underwriting controls.

Emerging risks

An emerging risk is perceived to be potentially significant but which may not be fully understood or allowed for in insurance terms and conditions, pricing, reserving or capital setting. The Group has an Emerging Risk Group to identify and assess the potential impact of such risks.

Monitoring performance against plan

The Group manages performance against plan through monthly divisional reporting, utilising centrally prepared underwriting management information packs. The Divisions report to the Group’s Underwriting Board which in turn reports to the CSL Board. This control process ensures several layers of review for underwriting risks, with particular focus on pricing, loss ratio forecasts, reserving adequacy, risk aggregation, catastrophe modelling and reinsurance protection.

Reinsurance

Reinsurance purchase limits the Group’s exposure to individual risks and aggregations of risks. The Group purchases a number of different types of reinsurance, including:

•	Facultative (to limit the exposure on a specified contract)

•	Specific excess and proportional treaty (to limit exposure to individual contracts or risks within specified classes of business)

•	Catastrophe excess of loss (to limit exposure to any one event that might impact more than one individual contract)

The reinsurance programme is reviewed by the Group’s Underwriting Board, peer reviewed and then approved by the CSL Board. The Actuarial Department provides supporting analysis using stochastic modelling techniques. The Underwriting Board also monitors erosion of cover.

At 31 December 2010 the expected ultimate costs of the 2010 and 2009 reinsurance programmes, including outstanding cost and expected reinstatement premiums, on a 100% basis, was:

	£m	US$m	Can$m	2010 Converted £m	£m	US$m	Can$m	2009 Converted £m1
Facultative	0.1	3.8	—	2.5	1.3	4.9	—	4.4
Proportional	11.1	63.8	0.6	52.2	7.2	33.9	0.2	28.9
Excess of loss	25.1	108.4	0.4	94.4	23.1	86.6	1.1	79.0

Syndicate 1084	36.3	176.0	1.0	149.1	31.6	125.4	1.3	112.3

Excess of loss	4.9	—	—	4.9	4.1	—	—	4.1

Syndicate 1176	4.9	—	—	4.9	4.1	—	—	4.1

Total	41.2	176.0	1.0	154.0	35.7	125.4	1.3	116.4

[1]	Converted at 31 December 2010 closing rates of exchange

The previous RDS section illustrates the effects of the reinsurance programme against a series of potential major loss events.

For the non-marine book (property and specialist lines), reinsurance of a proportional and non-proportional nature was purchased in order to provide sufficient line capacity to control business and to protect against severity and frequency of losses. The retention following a catastrophe event for 2009 and 2010 was US$50m and has reduced to US$45m for 2011. The direct and facultative per risk retention for 2009 and 2010 after application of the core risk-excess programme was US$7.5m on a first loss basis, reducing to US$5m for the second loss.

The marine and energy accounts purchase extensive protections to provide cover to minimise the effect of any major loss or series of losses. For most marine classes the 2009 and 2010 net retention was at least US$5m and for energy classes was US$12.5m.

The UK motor account has protection from a reinsurance programme placed on a ‘losses occurring’ basis, which is unlimited, both in terms of the amount and the number of losses sustained. For 2009, the retention was £1m for ‘each and every loss’ and for both 2010 and 2011, the programme attached at £1m, with the first layer, which provides £1m of cover, being placed with a 50% order.

The above analysis excludes our reinsurance agreement with Flagstone Re, as the purpose of this agreement is not to limit the Group’s exposure to individual risks and aggregations of risks, but to provide £99.0m (2010 £86.6m) of underwriting capacity to Syndicate 1084 (note 31).

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Credit

The Security Committee, a sub-committee of the Group’s Finance Committee, reviews all reinsurer counterparties with which Group managed Syndicates wish to conduct business and sets credit thresholds for the total potential recoveries due from each reinsurer. The review includes an analysis of the financial strength of the reinsurer, its payment performance record and standing in the market. Thereafter, management of reinsurer credit risk follows active and regular review, with the assistance of outside expertise, of the credit rating and financial exposure to all approved reinsurers.

The method of setting credit thresholds was largely unchanged in 2009 and 2010:

•	Restriction thresholds are set at the total level for a reinsurer and exposures are also monitored at a Group level

•	There is a differentiation between short, medium and long tail covers reflecting the longer time for payment of longer-tail business and hence greater reinsurer default risk

•	Explicit allowance is made for reinstatements when determining exposures

•	For each syndicate, risk and capital implications are the key drivers in setting reinsurer exposure thresholds

•	Monitoring identifies all in-force contracts

Under the forthcoming Solvency II regulatory regime, the Group will be using an internal stochastic model to measure total risk, including reinsurer credit risk. The new model will be introduced during 2011. As part of the migration toward the new model, the Group has revised its methodology for the setting of credit thresholds for the 2011 year of account, with the major change being that there is no longer a differentiation between short, medium and long tail classes, with the level of the exposure thresholds reducing accordingly.

Maximum exposure thresholds are set per reinsurer as a measure of the Group’s risk appetite. The table below presents the aggregate maximum exposures applied to the highest (Highest) and lowest acceptably rated reinsurers (Lowest).

Syndicate 1084	1 January 2011	1 January 2010			1 January 2009
	All	Short-tail	Medium-tail	Long-tail	Short-tail	Medium-tail	Long-tail
	US$m	US$m	US$m	US$m	US$m	US$m	US$m

Highest	275	550	275	183	500	250	167

Lowest	30	55	27	—	50	25	—

Syndicates 1176 and 4242 have separate thresholds, recognising the differences between their respective accounts and, in particular, the requirement for Syndicate 1176 to have a higher level of reinsurance protection in place relative to syndicate size.

The Group buys reinsurance from reinsurers rated A (strong) or better by Standard & Poor’s (or equivalent). The table below provides a security analysis of the 2011 general reinsurance programme (on a 100% basis).

Syndicate 1084 Reinsurance rating bands (Standard & Poor’s or equivalent)¹	First loss exposure
	2011	2010	2009
	%	%	%
Lloyd’s syndicates (A+)	39.9	35.6	37.1
AAA	0.7	1.0	1.5
AA	13.3	16.8	30.7
A	40.6	46.6	30.7
Collateralised	5.5	—	—

	100.0	100.0	100.0

¹	Ratings as at 10 February 2011, 5 February 2010 and 5 February 2009 respectively

In order to quantify the cost of potential reinsurance failure, the Group carries bad and doubtful debt provisions based on an individual assessment of each reinsurer. Provisions for bad and doubtful reinsurance debts totalled 1.6% of reinsurance recoveries due at the end of 2010 (2009 1.9%). There was no material loss exposure arising from reinsurance failure in 2010 or 2009.

The above loss exposures exclude the reinsurance agreement with Flagstone Re (rating band A) to provide £99.0m (2010 £86.6m) of underwriting capacity to Syndicate 1084. This capacity is supported by a £50.1m (2010 £55.9m) letter of credit (note 31).

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

The following table provides analysis of the Group’s reinsurance debtor security (including reinsurers’ share of technical provisions), net of bad debt provisions.

Reinsurance rating bands (Standard & Poor’s or equivalent)¹	2010 Debt %	2009 Debt %
Lloyd’s syndicates (A+)	20.4	17.1
AAA	0.3	3.5
AA	30.9	26.9
A	46.3	50.8
BBB	1.3	0.3
Other²	0.8	1.4

	100.0	100.0

¹	Ratings as at 31 December 2010 and 2009 respectively.
²	Other is reinsurers not rated by major rating agencies and is net of offset where appropriate or of post-balance sheet date commutation. The figure includes 0.1% of collateralised security (2009 0.1%).

Broker credit risk limits for Syndicate 1084 are also determined depending on the grading of the relevant broker. The 2010 credit thresholds ranged from £1m to £40m (2009 from £1m to £40m). The Group’s Security Committee monitors exposure against these tolerance thresholds on a monthly basis.

Claims

While claims events are inherently uncertain and volatile, the Group’s claims department has significant experience of a wide range of business classes. The Group manages claims related risks by way of reinsurance and by a similar monitoring process to underwriting. The Group has a number of management controls in place to mitigate claims risk, some of these controls are outlined below.

Claims settlement and reserving authority limits

The Group employs strict claims handing authority limits. All transactions in excess of an individual claims handler’s authority are referred in a tiered approach to a colleague with the requisite knowledge and experience.

Monthly reporting

A number of reports are produced based on several different aspects of the claims handing function such as, significant movements, catastrophes, and static claims. These are reported throughout the business and with key external stakeholders, including the Lloyd’s Franchise Performance Directorate.

Management of external experts

The Group actively appoints third party loss adjusters, surveyors and legal advisers for claims investigation and assessment services. The development of long standing relationships with key experts and agreed Terms of Engagement ensures the Group receives a high level of service, with direct contact actively encouraged. However, this process is not exclusive. If no suitable expert exists on the Group’s panel for any one particular claim, an ‘Expert Exception’ process is in place in order to commission such a claims expert.

Reserving

The Group’s reserving policy seeks to ensure appropriate allowance for reserving risk, consistency in reserving from year to year and the equitable treatment of capital providers on the closure of a year of account.

Reserves are set on a three tier hierarchical basis.

Tier 1: Actuarial best estimate reserves

Actuarial best estimate reserves are prepared on an underwriting year basis and are intended to be true best estimates, i.e. estimates of expected value claims reserves. These are the basis for internal reporting and the derivation of expected loss ratios for business planning.

The actuarial best estimate reserves are the responsibility of the Group Actuary. The in-house Actuarial Team calculates the reserves in conjunction with extensive discussions with underwriting, claims and reinsurance staff.

Tier 2: Syndicate reserves

Syndicate reserves are the level of reserves booked at a syndicate level. Determination of syndicate reserves is a two-stage process: first, they are determined on an underwriting year basis and then they are converted to an annually accounted basis.

(a) Underwriting year syndicate reserves

Underwriting year syndicate reserves are prepared on an underwriting year basis and equal the Tier 1 reserves plus any reserve risk loadings. The intention of such risk loadings is to match areas within each syndicate where the perception is that there is a particularly high risk that the best estimate reserve may be inadequate. Such areas include, but are not limited to, the following:

•	New classes of business

•	Classes where early development is materially better or worse than expected

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

•	Classes or events with abnormally skew claim distributions

•	Claim events or reserving categories with a poorly understood distribution

To ensure consistency in the application of risk loadings, the starting point in their assessment is, where possible, formulaic. The formulaic risk loadings are adjusted wherever considered either excessive or understated. There may also be additional risk loadings in respect of risks not covered by the formulaic basis.

The underwriting year syndicate reserves provide the basis for all syndicate results and forecasts.

(b) Annually accounted syndicate reserves

Annually accounted syndicate reserves are the underwriting year syndicate reserves converted to an annually accounted basis, plus additional loadings. These loadings are entirely formulaic.

The Group’s Finance Committee, subject to approval by the CSL Board, determines all risk loadings within syndicate reserves.

Tier 3: Group reserves

Where appropriate, there are further additional risk loadings in respect of the Group’s share of the annually accounted syndicate reserves. These only relate to material information that has emerged in the period between finalisation of the Syndicates’ reserves and the finalisation of the Group’s reserves.

The Finance Committee, subject to approval by the CHP Board, determines the risk loadings within the Group’s reserves.

The assessment of actuarial best estimate reserves is a rolling quarterly process. The underwriting portfolio comprises a number of heterogeneous business types, each of which the analysis projects to ultimate. Where certain contracts or claim events obscure development trends, the analysis splits these out for separate review. The application of standard actuarial techniques to the historical data supports the estimation of ultimate loss ratios. The analysis also draws on external data or market data or non-standard methodologies where appropriate. Whenever actual development of premiums or claims within a reserving category during a quarter is materially different from expected development based on the existing methodology, then that methodology is reassessed and, where appropriate, amended. The analysis takes credit for reinsurance recoveries and provides for the possibility of reinsurer failure.

Reserving risk is controlled by the robust application of actuarial methodologies, stepped sign-off procedures, quarterly tracking of projected ultimate loss ratios and reassessment of methodologies where appropriate, regular dialogue between actuaries and practitioners and access to a history of loss data. Finally, explicit risk loadings are applied in respect of the areas of greatest risk within the reserve assessment.

Although the risk loadings provide important protection against adverse developments in reserves, the degree of subjectivity in the reserving process, the exposure to unpredictable external influences (e.g. the legal environment) and the quantum of reserves relative to net tangible assets, mean that reserving remains a significant source of risk to the Group. The following reserve scenarios tests illustrate the scale of this exposure.

The scenarios selected below are illustrative of the main inherent risks in setting technical provisions for insurance liabilities. In each case, the Group believes the event tested to have a low likelihood but no specific probability assigned to it. The stress tests apply at syndicate level, while the results shown reflect the Group’s share. Where appropriate, the results include credit for reinsurance recoveries and utilisation of reserve risk loadings.

2010 Scenario’s

Scenario 1

Risk:	Underestimation of loss ratios on new classes of business.

Test:	Increase the ultimate loss ratios on new classes of business by 5%, 10% and 15% in the 2008 & prior, 2009 and 2010 years of account respectively.

Scenario 2

Risk:	Underestimation of loss ratios in classes of business affected by non-specific financial turmoil claims (excluding sub-prime, Madoff etc).

Test:	A nine month delay in the reporting of claims is effected to the assumed development of Syndicate 4000 financial institutions claims.

Scenario 3

Risk:	Underestimation of Madoff investment fraud losses in Syndicates 1084 and 4000.

Test:	Double the probabilities of a total indemnity loss for each and every assured with potential exposure (or claims notified) to Madoff.

Scenario 4

Risk:	Under provision for reinsurance bad debt.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Test:	Failure of the Group’s largest non-Lloyd’s reinsurer, with a credit rating lower than AA. The Group has assumed a recovery rate of 40%.

Scenario 5

Risk:	Underestimation of motor third-party bodily injury claims.

Test:	Assume a claims development profile for bodily injury claims with a more extreme view on development, approximately equivalent to a 1 in 10 scenario.

Scenario 6

Risk:	Deterioration to Deepwater Horizon loss estimate.

Test:	Assume a 20% gross ultimate claim deterioration split evenly across the Energy and Marine Excess of Loss classes, allowing for reinsurance recoveries, including aggregation with existing losses, but also including increased reinstatement premium costs.

Scenario 7

Risk:	Deterioration to Chile earthquake losses.

Test:	Assume a 20% gross ultimate claim deterioration across the Syndicate 1084 property classes, with no excess of loss reinsurance recovery.

Scenario 8

Risk:	Deterioration to New Zealand earthquake losses.

Test:	Assume that the New Zealand Earthquake Commission’s losses exceed NZ$4bn, exceeding the third (and upper) layer of its reinsurance programme. All other IBNR provisions (except industry loss warranty contracts, which are at limits) are increased by 50%. Assume no excess of loss reinsurance recovery.

Scenario 9

Risk:	Deterioration to Australia flooding losses in the 2010 calendar year.

Test:	Increase the Syndicate’s current IBNR loss estimates for the 2010 calendar year Australia flooding events by 50% with no excess of loss reinsurance offset.

Results

		Net loss (at Syndicate level)
Scenario	Risk	£m
1	Underestimation of loss ratios on new classes of business	60.9
2	Underestimation of loss ratios in classes of business affected by non-specific financial turmoil claims	13.1
3	Underestimation of Madoff losses	25.1
4	Under provision for reinsurance bad debt	16.7
5	Underestimation of motor third-party bodily injury claims	8.0
6	Deterioration to Deepwater Horizon	1.2
7	Deterioration to Chile earthquake losses	4.5
8	Deterioration to New Zealand earthquake losses	3.8
9	Deterioration to Australia flooding losses (2010 calendar year)	6.7

2009 Scenario’s

Scenario 1

Risk:	Underestimation of loss ratios on new classes of business.

Test:	40% increase in estimated ultimate gross loss ratios on the non-marine hospitals account. This class is a recent addition to the business and has the longest claim development period.

Scenario 2

Risk:	Underestimation of loss ratios in classes of business affected by non-specific financial turmoil claims (excluding sub-prime, Madoff etc).

Test:	Double the general IBNR provision in Syndicate 1084 and 4000 classes with exposure to Financial Institutions claims in the 2007 and 2008 underwriting years.

Scenario 3

Risk:	Underestimation of Madoff losses.

Test:	Double the probabilities of a total indemnity loss for each and every assured with potential exposure (or claims notified) to Madoff.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Scenario 4

Risk:	Under provision for reinsurance bad debt.

Test:	Failure of the Group’s largest non-Lloyd’s reinsurer, with a credit rating lower than AA. The Group has assumed a recovery rate of 40%.

Scenario 5

Risk:	Further political risk/credit losses emerge from a new country.

Test:	Double the ultimate claims provision relating to specific countries: Bahrain, Brazil, Kazakhstan, Mexico, Peru, Russia and Ukraine.

Scenario 6

Risk:	Underestimation of motor third-party bodily injury claims in the most recent underwriting year.

Test:	Increase the ultimate loss ratio in respect of third-party bodily injury claims by an additive 5% in the 2009 underwriting year.

Results

		Net loss To Group
Scenario	Risk	£m
1	Underestimation of loss ratios on new classes of business	18.6
2	Underestimation of loss ratios in classes of business affected by non-specific financial turmoil claims	28.7
3	Underestimation of Madoff losses	30.7
4	Under provision for reinsurance bad debt	19.7
5	Further political risk/credit losses emerge from a new country	16.1
6	Underestimation of motor third-party bodily injury claims in the most recent underwriting year	3.2

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

The development of projections of insurance liabilities over time provides a measure of the Group’s ability to estimate the ultimate value of claims. The following tables illustrate how the Group’s share of total gross and net ultimate claims for each underwriting year have developed at successive year ends.

Estimated gross ultimate claims[1,2] (All figures in £m)	2001 & prior	2002	2003	2004	2005	2006	2007	2008	2009	2010	Corporate and other adjustments[4]	Total
At end of year	1,811.7	232.7	262.7	314.5	508.3	308.5	451.8	684.8	466.6	618.9
One year later	1,807.4	195.8	267.8	366.5	523.1	344.0	439.8	724.6	503.3
Two years later	1,842.0	188.2	238.0	345.7	544.3	307.3	448.4	716.2
Three years later	1,844.4	186.2	227.0	348.2	518.9	295.1	441.1
Four years later	1,848.8	179.2	230.9	332.0	500.7	298.2
Five years later	1,831.8	176.4	232.0	323.6	494.4
Six years later	1,854.4	174.6	229.7	319.8
Seven years later	1,852.1	175.9	226.3
Eight years later	1,851.5	176.1
Nine years later	1,853.4

Total ultimate claims at 31 December 2010	1,853.4	176.1	226.3	319.8	494.4	298.2	441.1	716.2	503.3	618.9	—	5,647.7
Less accumulated payments	(1,775.8)	(161.5)	(211.5)	(290.2)	(453.0)	(225.9)	(262.8)	(380.3)	(183.0)	(49.1)	—	(3,993.1)
Unearned portion of ultimate claims	—	—	—	—	—	(0.3)	(1.7)	(6.1)	(24.5)	(288.3)	—	(320.9)
Claims handling provision	0.4	0.1	0.2	0.4	0.6	1.1	1.5	5.1	4.3	5.0	—	18.7

Total outstanding claims at 31 December 2010 on a 100% basis	78.0	14.7	15.0	30.0	42.0	73.1	178.1	334.9	300.1	286.5	—	1,352.4
Less unaligned share[3]	(0.1)	(0.1)	(0.3)	(0.4)	(0.6)	(0.7)	(1.2)	(7.4)	(17.7)	(17.4)	—	(45.9)

Total outstanding claims at 31 December 2010	77.9	14.6	14.7	29.6	41.4	72.4	176.9	327.5	282.4	269.1	—	1,306.5

Estimated net ultimate claims[1,2] (All figures in £m)	2001 & prior	2002	2003	2004	2005	2006	2007	2008	2009	2010	Corporate and other adjustments[4]	Total
At end of year	1,175.3	191.6	224.3	247.9	318.3	282.7	396.9	549.7	419.8	513.7
One year later	1,161.4	162.5	204.1	243.2	315.1	306.7	376.3	566.0	419.1
Two years later	1,156.8	155.8	180.4	229.7	331.8	273.2	379.3	550.9
Three years later	1,156.3	154.9	170.2	221.3	310.8	263.6	369.4
Four years later	1,141.8	150.2	172.3	215.3	296.6	263.7
Five years later	1,140.9	149.3	172.7	211.0	289.4
Six years later	1,155.7	146.2	170.9	208.0
Seven years later	1,156.2	145.9	168.4
Eight years later	1,155.7	144.8
Nine years later	1,163.1

Total ultimate claims at 31 December 2010	1,163.1	144.8	168.4	208.0	289.4	263.7	369.4	550.9	419.1	513.7	—	4,090.5
Less accumulated payments	(1,109.3)	(137.2)	(155.0)	(190.6)	(255.5)	(207.3)	(234.2)	(315.6)	(162.3)	(43.3)	—	(2,810.3)
Unearned portion of ultimate claims	—	—	—	—	—	(0.3)	(1.7)	(4.7)	(22.1)	(249.9)	—	(278.7)
Claims handling provision	0.4	0.1	0.2	0.4	0.6	1.1	1.5	5.1	4.3	5.0	—	18.7
Bad debt provision	1.5	0.4	—	0.1	0.1	0.2	0.5	1.2	0.5	0.4	—	4.9

Total outstanding claims at 31 December 2010 on a 100% basis	55.7	8.1	13.6	17.9	34.6	57.4	135.5	236.9	239.5	225.9	—	1,025.1
Less unaligned share[3]	(0.1)	(0.1)	(0.3)	(0.4)	(0.6)	(0.7)	(0.9)	(1.5)	(14.6)	(14.6)	—	(33.8)
Less quota share reinsurance											(48.3)	(48.3)

Total outstanding claims at 31 December 2010	55.6	8.0	13.3	17.5	34.0	56.7	134.6	235.4	224.9	211.3	(48.3)	943.0

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Estimated gross ultimate claims[1,2] (All figures in £m)	2001 & prior	2002	2003	2004	2005	2006	2007	2008	2009	Corporate and other adjustments[4]	Total
At end of year	1,811.7	232.7	262.7	314.5	508.3	308.5	444.2	662.0	460.0
One year later	1,807.4	195.8	267.8	366.5	523.1	339.0	432.3	714.1
Two years later	1,842.0	188.2	238.0	345.7	533.8	303.1	441.1
Three years later	1,844.4	186.2	227.0	342.1	508.8	291.0
Four years later	1,848.8	179.2	227.3	326.2	491.1
Five years later	1,831.8	174.4	228.4	318.2
Six years later	1,825.3	172.6	226.2
Seven years later	1,823.1	174.0
Eight years later	1,822.5

Total ultimate claims at 31 December 2009	1,822.5	174.0	226.2	318.2	491.1	291.0	441.1	714.1	460.0	—	4,938.2
Less accumulated payments	(1,732.8)	(158.2)	(200.3)	(270.3)	(425.9)	(194.4)	(203.5)	(255.3)	(44.8)	—	(3,485.5)
Unearned portion of ultimate claims	—	—	—	—	—	(0.5)	(5.5)	(28.8)	(233.9)	—	(268.7)
Claims handling provision	0.4	0.2	0.2	0.7	1.0	1.7	2.4	6.4	4.7	—	17.7

Total outstanding claims at 31 December 2009 on a 100% basis	90.1	16.0	26.1	48.6	66.2	97.8	234.5	436.4	186.0	—	1,201.7
Less unaligned share[3]	(0.3)	(0.2)	(0.4)	(3.5)	(0.8)	(0.8)	(2.4)	(11.1)	(13.4)	—	(32.9)
Other corporate adjustments	—	—	—	—	—	—	—	—	—	(0.1)	(0.1)

Total outstanding claims at 31 December 2009	89.8	15.8	25.7	45.1	65.4	97.0	232.1	425.3	172.6	(0.1)	1,168.7

Estimated net ultimate claims[1,2] (All figures in £m)	2001 & prior	2002	2003	2004	2005	2006	2007	2008	2009	Corporate and other adjustments[4]	Total
At end of year	1,175.3	191.6	224.3	247.9	318.3	282.7	390.4	532.3	414.0
One year later	1,161.4	162.5	204.1	243.2	315.1	302.3	370.0	557.6
Two years later	1,156.8	155.8	180.4	229.7	326.3	269.5	373.3
Three years later	1,156.3	154.9	170.2	219.3	305.7	260.1
Four years later	1,141.8	150.2	169.8	213.6	291.8
Five years later	1,140.9	147.5	170.2	209.7
Six years later	1,139.1	144.4	168.4
Seven years later	1,139.5	144.2
Eight years later	1,139.0

Total ultimate claims at 31 December 2009	1,139.0	144.2	168.4	209.7	291.8	260.1	373.3	557.6	414.0	—	3,558.1
Less accumulated payments	(1,084.2)	(134.6)	(152.4)	(180.2)	(235.7)	(179.4)	(187.5)	(219.3)	(40.8)	—	(2,414.1)
Unearned portion of ultimate claims	—	—	—	—	—	(0.5)	(5.3)	(25.7)	(210.3)	—	(241.8)
Claims handling provision	0.4	0.1	0.2	0.6	1.0	1.7	2.4	6.4	4.7	—	17.5
Bad debt provision	2.6	0.4	0.2	0.4	0.1	0.2	0.6	1.4	0.2	—	6.1

Total outstanding claims at 31 December 2009 on a 100% basis	57.8	10.1	16.4	30.5	57.2	82.1	183.5	320.4	167.8	—	925.8
Less unaligned share[3]	(0.3)	(0.2)	(0.4)	(3.5)	(0.8)	(0.8)	(2.0)	(2.9)	(12.3)	—	(23.2)
Less quota share reinsurance	—	—	—	—	—	—	—	—	—	(26.7)	(26.7)

Total outstanding claims at 31 December 2009	57.5	9.9	16.0	27.0	56.4	81.3	181.5	317.5	155.5	(26.7)	875.9

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

¹	The ultimate claims and accumulated payments as at 31 December 2010 and 31 December 2009 at each year-end are converted at 31 December 2010 and 31 December 2009 exchange rates for this analysis respectively
²	The figures above include ultimate claims and accumulated payments for Syndicates 15, 17, 396, 587, 1096, 1204, 1224, 1229 and 1245, which have reinsured to close into Syndicate 1084 at different points in time. The Group typically strengthens reserves on closure, although for the purposes of this analysis, deems this strengthening to have occurred when these syndicates commenced operations.
³	The results include the impact of claims reserves of Syndicate 1176 and Syndicate 4242. The Group initially includes these at a 100% level before their removal on the ‘unaligned share’ line.
[4]	Corporate and other adjustments include the effect of reinsurance agreements held at corporate level.

The total provision releases from prior years on which the Group participated on a 100% basis amounted to £28.4m (2009 £39.0m) net of reinsurance in the table above. This principally arises because of the Group’s reserving approach, which can include the addition of risk loadings to actuarial best estimate reserves where sufficient uncertainty exists, especially in the earlier periods of an underwriting year’s development. This practice gives rise to the potential for subsequent releases, which, in 2010, mainly arose in the Energy, Property and Nuclear Divisions (2009 Marine, Energy, Aviation, Property and Specialist Lines Divisions).

The Group’s share of the releases above is £20.8m (2009 £31.8m), after taking into account its change in participation in different years of account, the impact of foreign exchange and the application of earning patterns.

3. Financial assets at fair value through profit and loss

	Cost £m	2010 Fair value £m	Cost £m	2009 Fair value £m
Funds at Lloyd’s and other corporate funds
Equities	3.2	2.7	3.2	2.1
Bonds	234.0	230.5	225.5	216.7

	237.2	233.2	228.7	218.8
Other[1]	17.0	17.0	17.0	17.0

	254.2	250.2	245.7	235.8
Syndicate participations
Equities	4.4	3.0	4.5	2.5
Hedge funds[2]	5.5	2.7	32.5	37.5
Bonds	531.5	509.7	528.0	532.9
Overseas deposits[3]	71.7	71.7	43.1	43.1

	613.1	587.1	608.1	616.0

	867.3	837.3	853.8	851.8

[1]

The Group has invested £17m for a shareholding in Antares Holdings Limited (Antares), a Bermudian based holding company established by Lightyear Capital LLC, a private equity firm focused on financial services investments. Antares sponsors Antares Syndicate 1274.

At the end of 2010 and 2009, the investment in Antares remained unlisted on an active market. Accordingly, the Group has valued it by reference to the Group’s share of net assets and future income discounted at an appropriate rate of return.

[2]

At the end of 2010, hedge funds with a total value of £2.7m (2009 £37.5m) remained unlisted on an active market. In accordance with stated accounting policies, the Group valued these based on net asset values provided by independent third party fund administrators, by reference to listed securities of a similar nature or by using pricing models which are reviewed and approved by an independent pricing specialist (as applicable).

[3]

Overseas deposits represent monies maintained in overseas funds managed by Lloyd’s. The funds are required in order to protect policyholders in overseas markets and enable the Group to operate in those markets. The access to those funds is restricted and the Group cannot influence the associated investment strategy.

Investment strategy and risk management

The Group approach is that investment activities are complementary to the primary underwriting activities of the business and should not, therefore, divert or utilise financial resources otherwise available for insurance operations.

The maintenance of sufficient capital and liquidity to support the business is at the heart of the Group’s financial market risk policy, together with the aim for long-run enhancement of investment returns, within a set of defined risk constraints, through the efficient diversification of investments across a range of asset classes. These asset classes include cash and deposits, investment grade and high yield bonds, equities and hedge funds.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

The CHP Board approves the investment risk constraints, which quantify the maximum amount of investment risk permitted over a one-year time horizon, on an annual basis. These establish the risk budget used to derive the maximum allocation assignable to each asset class.

During 2010 and 2009 the Group maintained risk constraints of having no more than a 5% probability of underperforming cash by more than 2.5% on a rolling one-year basis.

Investment managers

The Group invests a significant proportion of funds in fixed income securities managed by professional portfolio managers. Each manager operates within a defined set of investment guidelines, which comprise details of the investment universe from which the manager may select securities and any exposure limits applied to asset classes and counterparties within that universe.

The Group measures the performance of each manager against an appropriate benchmark for each asset class under management.

The following table summarises the performance of each portfolio manager against the chosen benchmark set for portfolios held throughout the year.

	UK Sterling returns		US Dollar returns
	Manager %	Benchmark %	Manager %	Benchmark %
2010
GRNEAM	—	—	3.6	2.4
Aberdeen	—	—	4.8	2.4
Amundi	1.5	1.6	1.2	1.3
State Street	2.4	2.7	—	—
Goldman Sachs	—	—	6.1	7.1
Wellington	—	—	7.8	7.1

2009
GRNEAM	—	—	7.4	1.6
Aberdeen Asset Management	—	—	10.4	1.6
Crédit Agricole	2.0	2.1	1.3	0.5

The strong performance of GRNEAM and Aberdeen Asset Management in 2010 reflect the recovery seen across risk assets in the fixed income market in 2010.

Risk policies

MARKET RISK

Interest rate risk

The most material element of risk within fixed income portfolios is interest rate risk, with risk increasing as durations get longer and returns being mainly dependent on the direction of interest rates in domestic markets.

The sensitivities shown in the table below assume that underlying fixed income securities have a 100% correlation to changes in interest rates.

	Change in interest rates %	Impact on capital £m
31 December 2010	+2.0	(20.7)
	+1.0	(10.4)

31 December 2009	+2.0	(27.1)
	+1.0	(13.6)

Given record low interest rates, the sensitivity analysis does not consider lower short term rates in 2010.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

The table below shows the maturity profile of bonds at the balance sheet date.

	Maturity bands (Years)[1]
	<1 £m	1-2 £m	2-3 £m	3-4 £m	4+ £m	Total £m
31 December 2010

Government	74.9	34.4	0.9	—	—	110.2
AAA	153.3	80.9	28.5	14.2	59.7	336.6
AA	35.3	12.4	19.7	3.7	8.3	79.4
A	12.1	17.7	17.9	75.3	31.3	154.3
BBB	1.0	3.4	2.6	16.6	30.7	54.3
Other	—	—	—	—	5.4	5.4

	276.6	148.8	69.6	109.8	135.4	740.2

31 December 2009
Government	45.3	17.7	23.8	—	—	86.8
AAA	92.0	147.2	70.9	14.8	27.2	352.1
AA	47.1	30.5	19.6	5.8	11.5	114.5
A	28.8	11.3	14.9	10.2	57.2	122.4
BBB	0.7	1.8	3.5	—	59.5	65.5
Other	—	—	—	0.5	7.8	8.3

	213.9	208.5	132.7	31.3	163.2	749.6

[1]	Maturity assumes the earlier of the next contractual re-pricing date and maturity.

Currency risk

The Group writes a significant proportion of insurance business in currencies other than sterling, which gives rise to an exposure to currency risk, and mitigates this risk by adopting a policy of matching assets and liabilities by currency for all exposures representing more than 5% of the assets of the Group.

At the year-end, the total of financial assets and cash and cash equivalents by currency held was as follows:

	2010%	2009%
UK Sterling	51	51
US Dollar	45	45
Other	4	4

	100	100

If Syndicate 1084 holds a material surplus or deficit of non-sterling denominated assets, which are attributable to the Group because of accumulated profits or losses, the Group will manage this exposure with currency purchases and sales as appropriate.

There were no open forward currency contracts at the balance sheet date (2009 nil).

The foreign exchange management policy adopted by the Group decreases the exposure to changes in exchange rates. However, due to the treatment of non-monetary assets and liabilities under IFRS, each one cent movement in the US dollar year-end exchange rate will impact the reported profit before tax by between £0.5m and £1.0m.

Equity risk

At 31 December 2010, the Group held less than 0.5% of total financial assets and cash in equities, which comprise three relatively illiquid closed-ended listed securities, two of which will mature in 2011. Assuming their performance fully correlates with equity markets then a 20% fall in value would result in a loss of £1.2m (2009 £0.9m).

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Hedge fund risk

At 31 December 2010 the Group held hedge fund investments totalling £2.7m (2009 £37.5m). The Directors consider that a loss scenario of 25% represents a realistic stress test on a forward looking basis which would result in losses of £0.7m based on holdings at 31 December 2010 (2009 £9.4m).

Liquidity risk

The Group is subject to calls on cash resources on a daily basis, mainly in respect of claims on insurance business. The Group operates and maintains a Liquidity Risk Policy designed to ensure that cash is available to settle liabilities and other obligations when due without excessive cost to the Group.

The expected payment profile of undiscounted liabilities at 31 December 2010 and 31 December 2009 is as follows:

	Maturity bands (Years)
	Balance sheet £m	<1 £m	1-2 £m	2-5 £m	5-10 £m	>10 £m	Total £m
31 December 2010
Subordinated debt	40.8	1.6	1.6	4.8	8.0	66.6	82.6
Technical provisions	1,740.3	627.5	395.1	453.9	159.3	104.5	1,740.3
Trade and other payables	214.0	210.5	0.1	2.7	0.7	—	214.0

	1,995.1	839.6	396.8	461.4	168.0	171.1	2,036.9

31 December 2009
Subordinated debt	40.3	1.6	1.6	4.7	7.8	66.9	82.6
Technical provisions	1,532.3	540.5	350.7	405.1	142.5	93.5	1,532.3
Trade and other payables	140.6	129.8	2.3	3.2	5.3	—	140.6

	1,713.2	671.9	354.6	413.0	155.6	160.4	1,755.5

The Group’s Liquidity Risk Policy, which is subject to annual review and approval by the CHP Board, sets limits for cash required to meet expected cash flows and includes a Contingency Funding Plan, which details the process and provisions for liquidating assets and/or raising additional funds required to meet liabilities in extreme circumstances.

The majority of financial assets and cash and cash equivalents are liquid or capable of liquidation at very short notice. At 31 December 2010, approximately 81% (2009 88%) of such assets were capable of liquidation within three working days, 84% (2009 1%) within 120 days, and 11% (2009 11%) later than 120 days, of which 98% (2009 83%) are in fixed term deposits where funds can be withdrawn subject to penalties.

Credit risk

Investments

The Group invests the majority of funds in high-quality investment grade securities, money market funds and cash deposits. Managers may take credit risk within the constraints of investment guidelines set by the Group Investment Committee for segregated fixed income mandates or within the constraints set by the fund rules where investments have been made in funds.

Insurance and reinsurance debtors

The Group has credit risk exposures from insurance and reinsurance debtors and operates an internal credit rating policy and limit setting process (see note 2).

The following table shows the amount of reinsurance receivables that were past due (outside standard trading terms) but not impaired at the year-end on a 100% basis.

	2010 £m	2009 £m
0-3 months past due	0.6	1.2
4-9 months past due	1.4	0.6

	2.0	1.8

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

The following table shows the five largest gross counterparty exposures in respect of insurance brokers (on a 100% basis). The Group does not hold collateral in respect of any of these counterparties.

	2010	2009
Broker	£m	£m
Marsh	28.9	32.7
Willis	26.0	26.0
Aon	21.4	21.1
Miller Insurance Services	10.9	8.1
Thompson Heath & Bond	8.3	6.4

	95.5	94.3

Determination of fair value and fair value hierarchy

The following table shows an analysis of the fair value financial assets, by Level within the fair value hierarchy:

Financial assets at fair value through profit or loss	Level 1	Level 2	Level 3	Total fair value
	£m	£m	£m	£m
Funds at Lloyd’s and other corporate funds
Equities	2.7	—	—	2.7
Bonds	35.7	194.8	—	230.5
Other	—	—	17.0	17.0

	38.4	194.8	17.0	250.2

Syndicate participations
Equities	3.0	—	—	3.0
Hedge funds	—	2.7	—	2.7
Bonds	74.5	435.2	—	509.7
Overseas deposits	—	71.7	—	71.7

	77.5	509.6	—	587.1

At 31 December 2010	115.9	704.4	17.0	837.3

Financial assets at fair value through profit or loss	Level 1	Level 2	Level 3	Total fair value
	£m	£m	£m	£m
Funds at Lloyd’s and other corporate funds
Equities	2.1	—	—	2.1
Bonds	22.2	194.5	—	216.7
Other	—	—	17.0	17.0

	24.3	194.5	17.0	235.8

Syndicate participations
Equities	2.5	—	—	2.5
Hedge funds	—	37.5	—	37.5
Bonds	64.6	468.3	—	532.9
Overseas deposits	—	43.1	—	43.1

	67.1	548.9	—	616.0

At 31 December 2009	91.4	743.4	17.0	851.8

Included in the Level 1 category are financial assets that are measured by reference to published (unadjusted) quotes in an active market. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service or regulatory agency and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

Included in the Level 2 category are:

•

Financial assets measured using a valuation technique based on assumptions that are supported by prices from observable current market transactions, obtained via pricing services, but where prices have not been determined in an active market;

•	Financial assets with fair values based on broker quotes;

•	Investments in private equity funds with fair values obtained via fund managers; and

•	Assets that are valued using the Group’s own models whereby the majority of assumptions are market observable.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Following a review of the hierarchy classification methodology in 2010, the Group reclassified Overseas Deposits as Level 2 from Level 1, as this better describes the underlying pricing methodologies.

The only financial asset included in the Level 3 category is the Group’s investment in Antares Holdings Limited. Level 3 fair value measurements are those derived from valuation techniques that include inputs for a financial asset that are not based on observable data. Non-market observable inputs means that fair values are determined in whole or in part using a valuation technique (model) based on assumptions that are neither supported by prices from observable current market transactions in the same instrument nor are they based on available market data.

There was no movement in the opening and closing recorded amount of Level 3 financial assets held during 2009 and 2010.

Sensitivity of Level 3 financial assets measured at fair value to changes in key assumptions

The following table shows the sensitivity of the fair value of Level 3 assets to changes in key assumptions, by class of instrument:

	Carrying amount £m	31 December 2010 Effect of reasonably possible alternative assumptions (+/-)	Carrying amount £m	31 December 2009 Effect of reasonably possible alternative assumptions (+/-) £m

Investment in Antares	17.0	1.7	17.0	0.2

In order to determine reasonably possible alternative assumptions, the Group adjusted key unobservable inputs. For the investment in Antares, the Group adjusted the assumed net asset multiple. The adjustment made was to increase and decrease the assumed net asset multiple by 10% (2009 1.0%), which is considered by the Group to be within a range of reasonably possible alternatives based on net asset multiples of companies with similar industry and risk profiles.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

4. SEGMENTAL INFORMATION

The CHP Board, the Chief Operating Decision Maker, monitors the operating results of each of the divisions below for the purpose of making decisions about resource allocation and performance assessment.

Segment performance is measured differently from the profit or loss from operations in the consolidated financial statements, as a result of the exclusion from divisional results of the foreign exchange impact on non-monetary assets and liabilities. The exclusion is necessary in order to eliminate the volatility in the Group’s results created by the imbalance in the valuation of non-monetary balance sheet items (translated at historic rates) and the translation of monetary balances at closing rates. In addition, the divisional analysis excludes the effect of premiums and reserves relating to the reinsurance to close (RITC) of third party syndicates into Syndicate 1084 and any change in the Group’s ownership of the RITC of Syndicates 1084 and 1176 following the closure of their previously open years of accounts.

Details of the Group’s divisional activities are as follows:

•

Energy – The Division underwrites a broad energy portfolio encompassing exploration and production, construction, liabilities, downstream and renewables. The coverage offered includes physical damage, business interruption, control of well, seepage and pollution and liabilities. The Division also writes energy insurance through the Group’s offices in Singapore, Denmark and Houston.

•

Property – The Division underwrites a worldwide direct, facultative and treaty property account, which incorporates homeowners, commercial, auto and industrial business. The Division writes this through binding authorities and on an open market basis at the Box at Lloyd’s.

The property treaty account comprises mainly catastrophe and per risk excess acceptances, with a small amount of proportional treaty and reinsurance assumed business. The account primarily protects indigenous writers but also contains a worldwide element.

In addition, the Division includes non-marine reinsurance and facultative property books through Chaucer Underwriting A/S, based in Copenhagen, Denmark, and Chaucer Latin America, based in Buenos Aires, Argentina, respectively.

•	Marine – The Division underwrites a conventional marine account that encompasses hull, excess of loss, liability, cargo and specie. It also underwrites political risk, war and satellite business.

•

Specialist Lines – The Division comprises financial institutions and professional indemnity, institutional healthcare, miscellaneous short tail and general casualty and claims made. The financial institutions and professional indemnity accounts focus on small to medium sized institutions worldwide. The Division also underwrites liability exposures for healthcare institutions.

•

Aviation – The Division underwrites a worldwide aviation account including coverage in the following areas: aircraft (including airline), hull and liability, aircraft hull deductible, contingent hull and liability for banks and leasing companies, products liability, airport liability and in non-owned aircraft liability.

•

UK – The Division provides motor insurance to the UK private car and fleet markets. The Division operates through intermediaries, aggregator sites, a direct website, ChaucerDirect, and via its own specialist motorsport broker. In addition, the Division writes specialist classes including commercial vehicle, taxi, motorcycle, motor trade and classic/specialist vehicles, along with other UK small commercial products.

•

Nuclear – The Division, which underwrites through Nuclear Syndicate 1176, is a leading insurer of nuclear risk. The Syndicate provides coverage across the nuclear fuel cycle, from raw uranium and nuclear fuel to the shipment and storage of waste, although most of the Syndicate’s insurance exposures relate to power generation at nuclear power stations. In addition to providing coverage for physical damage loss to civil nuclear power stations, the Syndicate provides a limited liability policy with proven strict terms and restrictions.

•	Syndicate Participations – This represents the Group’s underwriting interests in Syndicates 4000 and 4242.

The following table is used to calculate the loss ratios disclosed in the Divisional Performance section of this Report.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Year ended 31 December 2010	Energy £m	Property £m	Marine £m	Specialist Lines £m	Aviation £m	UK £m	Nuclear £m	Syndicate Participations[1] £m	Run off[2] £m	Total (excluding Eliminations and Other) £m	Other[3] £m	Eliminations £m	Total £m
Adjusted gross written premiums	169.6	200.2	154.6	86.3	46.3	175.6	15.0	8.4	(7.3)	848.7 [5]	—	0.6	849.3
RITC	—	—	—	—	—	—	0.3	—	—	0.3	—	—	0.3

Gross written premiums[9]	169.6	200.2	154.6	86.3	46.3	175.6	15.3	8.4	(7.3)	849.0	—	0.6	849.6

Adjusted net earned premiums[6,7]	108.1	150.4	122.4	68.4	33.7	156.8	12.9	7.4	(7.3)	652.8 [5]	(64.8)	0.6	588.6
RITC	1.4	1.1	1.6	1.7	0.4	1.1	0.6	—	—	7.9	—	—	7.9
Foreign exchange on non-monetary items[8]	(3.4)	(1.9)	(1.3)	(0.7)	(0.6)	—	—	(0.3)	—	(8.2)	0.6	—	(7.6)

Net earned premiums[9]	106.1	149.6	122.7	69.4	33.5	157.9	13.5	7.1	(7.3)	652.5	(64.2)	0.6	588.9
Net investment return[9]	5.5	4.7	5.2	5.2	1.2	3.8	0.3	0.9	2.1	28.9	4.7	—	33.6
Other operating income[9]	—	—	—	—	—	—	—	—	—	—	31.6	(19.9)	11.7

Total revenue from operations[9]	111.6	154.3	127.9	74.6	34.7	161.7	13.8	8.0	(5.2)	681.4	(27.9)	(19.3)	634.2

Adjusted net claims incurred [6,7]	(49.7)	(114.8)	(75.5)	(46.9)	(20.0)	(128.4)	1.8	(17.8)	11.7	(439.6)	46.0	—	(393.6)
RITC	(1.4)	(1.1)	(1.6)	(1.7)	(0.4)	(1.1)	(0.6)	—	—	(7.9)	—	—	(7.9)

Net claims incurred[9]	(51.1)	(115.9)	(77.1)	(48.6)	(20.4)	(129.5)	1.2	(17.8)	11.7	(447.5)	46.0	—	(401.5)

Adjusted expenses incurred in insurance activities
Acquisition costs	(43.7)	(39.8)	(33.8)	(16.0)	(9.7)	(28.8)	(0.4)	(5.2)	—	(177.4)	18.1	1.3	(158.0)
Other expenses[4]	(4.2)	(6.6)	(4.2)	(3.6)	(1.6)	(9.2)	(1.7)	2.2	(0.2)	(29.1)	4.7	3.4	(21.0)
Foreign exchange on non-monetary items[8]	3.2	1.5	0.3	0.4	0.5	—	—	0.2	—	6.1	(0.4)	—	5.7

Expenses incurred in insurance activities[6,7,9]	(44.7)	(44.9)	(37.7)	(19.2)	(10.8)	(38.0)	(2.1)	(2.8)	(0.2)	(200.4)	22.4	4.7	(173.3)
Recharges from managing agent[4]	(2.0)	(1.8)	(2.4)	(3.4)	(0.5)	(2.2)	(2.8)	(0.4)	—	(15.5)	—	15.5	—
Actual expenses transferred from managing agent[4]	0.9	1.1	0.8	0.5	0.3	1.2	1.5	0.4	—	6.7	—	(6.7)	—
Other operating expenses[9]	—	—	—	—	—	—	—	—	—	—	(28.0)	5.8	(22.2)

Total operating charges	(96.9)	(161.5)	(116.4)	(70.7)	(31.4)	(168.5)	(2.2)	(20.6)	11.5	(656.7)	40.4	19.3	(597.0)

Underwriting profit/(loss)[6]	10.5	(10.8)	8.9	1.9	2.4	(9.6)	12.6	(13.4)	4.2	6.7	n/a	n/a	n/a

Profit/(loss) from operations[9]	14.7	(7.2)	11.5	3.9	3.3	(6.8)	11.6	(12.6)	6.3	24.7	12.5	—	37.2
Finance costs[9]	—	—	—	—	—	—	—	—	—	—	(4.3)	—	(4.3)

Profit/(loss) before tax[9]	14.7	(7.2)	11.5	3.9	3.3	(6.8)	11.6	(12.6)	6.3	24.7	8.2	—	32.9

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Year ended 31 December 2009	Energy £m	Property £m	Marine £m	Specialist Lines £m	Aviation £m	UK £m	Nuclear £m	Syndicate Participations[1] £m	Run off[2] £m	Total (excluding Eliminations and Other) £m	Other[3] £m	Eliminations £m	Total £m
Adjusted gross written premiums	150.6	183.8	152.7	72.8	42.2	158.6	15.7	18.7	0.5	795.6 [5]	—	0.6	796.2
RITC	—	—	—	—	—	—	0.1	—	—	0.1	—	—	0.1

Gross written premiums[9]	150.6	183.8	152.7	72.8	42.2	158.6	15.8	18.7	0.5	795.7	—	0.6	796.3

Adjusted net earned premiums[6,7]	119.8	151.6	125.7	54.4	30.9	139.8	13.5	36.3	0.6	672.6 [5]	(43.5)	0.6	629.7
RITC	—	—	—	—	—	—	0.1	—	—	0.1	—	—	0.1
Foreign exchange on non-monetary items[8]	(7.4)	(6.8)	(5.2)	(1.8)	(1.1)	—	—	(2.4)	—	(24.7)	1.2	—	(23.5)

Net earned premiums[9]	112.4	144.8	120.5	52.6	29.8	139.8	13.6	33.9	0.6	648.0	(42.3)	0.6	606.3
Net investment return[9]	8.9	10.4	6.5	4.6	2.1	4.8	0.4	1.1	6.9	45.7	7.6	—	53.3
Other operating income[9]	—	—	—	—	—	—	—	—	—	—	24.3	(13.1)	11.2

Total revenue from operations[9]	121.3	155.2	127.0	57.2	31.9	144.6	14.0	35.0	7.5	693.7	(10.4)	(12.5)	670.8

Adjusted net claims incurred[6,7]	(61.1)	(69.2)	(87.9)	(36.9)	(12.0)	(116.4)	(2.0)	(34.0)	2.6	(416.9)	27.3	—	(389.6)
RITC	—	—	—	—	—	—	(0.1)	—	—	(0.1)	—	—	(0.1)

Net claims incurred[9]	(61.1)	(69.2)	(87.9)	(36.9)	(12.0)	(116.4)	(2.1)	(34.0)	2.6	(417.0)	27.3	—	(389.7)

Adjusted expenses incurred in insurance activities
Acquisition costs	(44.6)	(36.9)	(34.8)	(13.0)	(8.3)	(27.4)	(0.4)	(11.1)	—	(176.5)	11.8	—	(164.7)
Other expenses[4]	(3.1)	(9.7)	(3.9)	(3.8)	(2.1)	(8.2)	(1.1)	(1.5)	—	(33.4)	5.7	3.9	(23.8)
Foreign exchange on non-monetary items[8]	(2.5)	(1.5)	(3.0)	(2.0)	(0.9)	—	—	(0.6)	—	(10.5)	0.7	—	(9.8)

Expenses incurred in insurance activities[6,7,9]	(50.2)	(48.1)	(41.7)	(18.8)	(11.3)	(35.6)	(1.5)	(13.2)	—	(220.4)	18.2	3.9	(198.3)
Recharges from managing agent[4]	(1.1)	(1.5)	(1.0)	(0.6)	(0.3)	(2.0)	(2.2)	(0.2)	—	(8.9)	0.6	8.3	—
Actual expenses transferred from managing agent[4]	0.8	1.2	0.8	0.5	0.3	1.0	0.7	—	—	5.3	—	(5.3)	—
Other operating expenses[9]	—	—	—	—	—	—	—	—	—	—	(42.3)	5.6	(36.7)

Total operating charges	(111.6)	(117.6)	(129.8)	(55.8)	(23.3)	(153.0)	(5.1)	(47.4)	2.6	(641.0)	3.8	12.5	(624.7)

Underwriting profit/(loss)[6]	11.0	35.8	(0.9)	0.7	8.5	(12.2)	10.0	(10.3)	3.2	45.8	n/a	n/a	n/a

Profit/(loss) from operations[9]	9.7	37.6	(2.8)	1.4	8.6	(8.4)	8.9	(12.4)	10.1	52.7	(6.6)	—	46.1
Finance costs[9]	—	—	—	—	—	—	—	—	—	—	(4.1)	—	(4.1)

Profit/(loss) before tax[9]	9.7	37.6	(2.8)	1.4	8.6	(8.4)	8.9	(12.4)	10.1	52.7	(10.7)	—	42.0

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

[1]	Comprises the results of Chaucer’s participations on Syndicates 4000 and 4242.
²	Comprises the results of Syndicates 1204, 1224, 1229 and 1245 that have reinsured to close into Syndicate 1084.
³	Represents other corporate income and expense items and the capital provision reinsurance contracts in Group corporate members.
[4]

Other expenses includes an elimination of recharges from the Managing Agent, including the Group’s share of profit commissions, Managing Agent fees and rent invoiced by the Managing Agent to the syndicates during 2010 and 2009. These are replaced by the actual expenses incurred by the Managing Agent. These eliminations are for Divisional analysis and are reversed in the recharges from managing agent and actual expenses transferred from the managing agent captions.

[5]

The gross written premiums and net earned on our core business is represented by adjusted premiums, which exclude RITC, foreign exchange on non-monetary items and consolidation adjustments, represented by eliminations and other.

[6]

The underwriting profit or loss on our core business is represented by adjusted net earned premiums, adjusted net claims incurred and expenses incurred in insurance activities less foreign exchange on non-monetary items excluding consolidation adjustments.

[7]

The claims ratio represents adjusted net claims incurred as a percentage of adjusted net earned premiums. The expense ratio represents expenses incurred in insurance activities less foreign exchange on non-monetary items as a percentage of adjusted net earned premiums. The combined ratio represents the sum of the claims and expense ratios. All ratios exclude consolidation adjustments.

[8]

Under IFRS non-monetary items, consisting of unearned premiums and deferred acquisition costs, are carried at historic rates of exchange rather than at the period end rates. The inconsistency in rates of exchange can obscure the underlying performance of the Group and has therefore been adjusted for in certain performance indicators.

[9]	Represents items calculated in accordance with IFRS, the Total column can be reconciled to the Consolidated Income Statement.

For the purposes of monitoring segment performance and allocating resources between segments, the Chief Decision Maker monitors the allocation of the Group’s FAL requirement attributable to each segment, along with the gross ultimate claims across those segments.

	Energy £m	Property £m	Marine £m	Specialist Lines £m	Aviation £m	UK £m	Nuclear £m	Syndicate participations[1] £m	Run off £m	Total £m
31 December 2010

FAL requirement[2]	79.7	72.7	41.0	49.5	8.0	28.3	40.3	55.4	—	374.9

Ultimate claims	575.4	1,210.6	1,072.2	605.7	202.0	1,282.8	37.4	307.4	354.2	5,647.7
Accumulated payments	(310.1)	(937.3)	(802.7)	(354.1)	(129.7)	(1,041.3)	(10.5)	(102.3)	(305.1)	(3,993.1)

	265.3	273.3	269.5	251.6	72.3	241.5	26.9	205.1	49.1	1,654.6
Corporate adjustments[3]										(348.1)

Outstanding claims[4]										1,306.5

31 December 2009

FAL requirement[2]	51.8	64.7	43.1	31.7	17.7	32.4	40.3	54.8	—	336.5

Ultimate claims	439.0	1,026.2	943.4	530.4	165.3	1,154.8	40.1	287.3	351.7	4,938.2
Accumulated payments	(231.5)	(846.2)	(708.0)	(319.0)	(102.4)	(925.4)	(8.3)	(66.9)	(277.8)	(3,485.5)

	207.5	180.0	235.4	211.4	62.9	229.4	31.8	220.4	73.9	1,452.7
Corporate adjustments[3]										(284.0)

Outstanding claims[4]										1,168.7

[1]	Comprises the results of the Group’s participations on Syndicates 4000 and 4242.
[2]	Reconciled to the Consolidated Balance Sheet in note 31.
[3]	Excludes the unaligned share of the 100% syndicate claims and the effect of quota share agreements at the corporate member level.
[4]	Reconciled to the Consolidated Balance Sheet in note 23.

Geographical information
	Europe £m	Americas £m	Asia Pacific £m	Middle East and Africa £m	Worldwide £m	Total £m
31 December 2010

Gross written premiums	239.5	196.4	57.8	33.4	322.5	849.6
Total assets	1,632.5	681.6	22.8	3.0	—	2,339.9

31 December 2009

Gross written premiums	216.2	191.3	45.0	33.7	310.0	796.3
Total assets	1,386.8	647.7	19.2	2.4	—	2,056.1

The revenue information is based on the location of risk. No revenue transactions from an individual policyholder or intermediary amounted to more than 10% of the Group’s total revenue.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

5. NET INVESTMENT RETURN

	2010 £m	2009 £m
Investment return by type of fund
Funds at Lloyd’s and other corporate funds	6.8	10.7
Syndicate funds	27.5	43.1
Investment expenses	(0.7)	(0.5)

	33.6	53.3

Net investment return is further analysed as follows:
Funds at Lloyd’s and other corporate funds
Interest income	11.5	8.5
Dividend income	0.3	0.3
Movement in unrealised gains less losses	(5.0)	1.9

	6.8	10.7

Syndicate funds
Interest income	25.9	16.8
Dividend income	0.3	0.3
Realised and unrealised gains and losses	1.3	26.0

	27.5	43.1

	34.3	53.8
Investment expenses	(0.7)	(0.5)

Total investment return	33.6	53.3

6. OTHER OPERATING INCOME

	2010 £m	2009 £m

Managing Agent fees and profit commissions	9.4	8.7
Other income	2.3	2.5

	11.7	11.2

Analysis of managing agency fees and profit commissions
Managing Agent fees	4.5	6.7
Profit commission	4.9	2.0

	9.4	8.7

Analysis of managing agency fees and profit commissions by source of the income
In-house syndicates (unaligned share)	3.8	2.8
Third party syndicates	5.5	5.8
Run off syndicates	0.1	0.1

	9.4	8.7

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

7. EXPENSES INCURRED IN INSURANCE ACTIVITIES

	2010 £m	2009 £m

Gross acquisition costs (note 16)	191.4	173.6
Change in gross deferred acquisition costs (note 16)	(18.2)	(5.6)

	173.2	168.0

Syndicate operating expenses	27.3	26.3
Foreign exchange (gains)/losses	(13.6)	12.6
Personal expenses	7.3	5.8

Gross operating expenses	194.2	212.7

Net contribution from reinsurers	(20.9)	(14.4)

Expenses incurred in insurance activities	173.3	198.3

8. OTHER OPERATING EXPENSES

	2010 £m	2009 £m
Other operating expenses include:
Bonus payable to directors and managers	5.7	14.2
Depreciation of owned assets	2.1	1.9
Operating leases	3.0	3.2
Professional fees	1.3	2.8

The bonus payable to executive directors and certain other senior employee’s links to the profits of the Group. Note 25 to the Consolidated Financial Statements, other corporate undertakings creditors, reports the outstanding bonus payable.

9. STAFF COSTS

The average monthly number of Group employees, including executive directors, during the year was 695 (2009 619), comprising:

	2010 Number	2009 Number
Management	69	74
Underwriting	195	172
Claims handling	173	149
Administration	258	224

	695	619

Staff costs incurred during the year in respect of these employees was:

	2010 £m	2009 £m

Wages and salaries	37.7	34.1
Social security costs	4.3	5.0
Profit related remuneration (excluding social security costs)	5.8	13.8
Other pension costs	1.2	3.7

	49.0	56.6
Less recharged to third party capital providers in managed syndicates	(7.4)	(6.7)

	41.6	49.9

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

10. FINANCE COSTS

	2010 £m	2009 £m
Interest expense	1.7	1.9
Other	2.6	2.2

	4.3	4.1

Interest expense represents interest charges on the subordinated loan notes and the convertible loan. The charges are estimated at amortised cost.

11. INCOME TAX EXPENSE

	2010 £m	2009 £m
UK corporation tax at 28%	0.3	9.8
Adjustment in respect of prior years	5.6	(1.6)

Current tax	5.9	8.2

Deferred tax movement (note 15)	4.0	5.7
Adjustment to deferred tax due to change in tax rates	0.5	—

Total deferred tax	4.5	5.7

Income tax expense	10.4	13.9

The tax charge for the year is higher (2009 higher) than that resulting from the application of the standard rate of corporation tax in the UK of 28% (2009 28%). The following table reconciles the tax expense for the year to the profit per the Consolidated Income Statement.

The legislation within the Finance Act 2009 enabled the Group to introduce claims equalisation reserves. For Lloyd’s corporate members, the calculation of a claims equalisation reserve is solely a tax adjustment and has no impact on reserving for accounts purposes.

At 31 December 2009, for claims equalisation reserve calculation purposes, the Group adopted an approach that disregarded changes in underwriting interest between Group companies. Following discussions with HMRC during 2010, the Group has revised and recalculated the reserve on an entity by entity basis at 31 December 2010. This change has no impact on the tax expense but accelerates the payment of tax deferred at 31 December 2009. Adjustment in respect of prior years includes an additional £8.8m current tax charge, with an opposite credit within the deferred tax movement.

	2010 £m	2009 £m
Profit before tax	32.9	42.0

Tax at 28%	9.2	11.8

Effects of:
Expense not deductible for tax purposes	1.4	0.9
Impact of share price reduction in deferred tax assets	—	3.0
Other temporary differences	—	(0.3)
Adjustment in respect of prior years	(0.6)	(1.6)
Unrealised loss on revaluation of investment	(0.2)	0.1
Write off of overseas taxes	0.1	—
Adjustment to movement in deferred tax due to change in tax rates	0.5	—

Total income tax expense	10.4	13.9

Legislation was introduced in Finance (No. 2) Act 2010 to reduce the main rate of corporation tax from 28% to 27% with effect from 1 April 2011. The effect of this reduction is reflected above and in the deferred tax asset recorded on the Consolidated Balance Sheet. Any proposed changes that have not been substantively enacted at the balance sheet date are not reflected in the Consolidated Financial Statements.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

12. EARNINGS PER SHARE

	Earnings £m	Number of shares Million	Earnings per share Pence
Year ended 31 December 2010
Basic, based on net profit for year	22.5	527.4	4.3
Diluted, based on net profit for the year	22.5	561.0	4.0

	Earnings £m	Number of shares Million	Earnings per share Pence
Year ended 31 December 2009
Basic, based on net profit for year	28.1	480.4	5.8
Diluted, based on net profit for the year	28.1	484.7	5.8

The calculation of the profit for the year for diluted earnings per share is as follows:

	2010 £m	2009 £m
Net profit for the year	22.5	28.1

	22.5	28.1

The calculation of the weighted average number of shares outstanding for basic and diluted earnings per share is as follows:

	2010 Million	2009 Million
Unadjusted weighted average for year	548.1	517.4
Elimination of own shares held	(20.7)	(37.0)

Adjusted basic weighted average	527.4	480.4

Potentially dilutive shares	33.6	4.3

	561.0	484.7

The total number of potential shares outstanding at the balance sheet date that were not dilutive, as vesting conditions with regards to price remained unmet, but have the potential to dilute earnings per share in the future, were 0.9m (2009 2.7m).

From 1 January 2010 the Group has excluded from own shares held those shares held in trust and available to employees, without restriction.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

13. INTANGIBLE ASSETS

	Auction costs £m	Goodwill £m	Total £m
Cost at 1 January and 31 December 2009 and 2010	13.3	18.8	32.1

Net book amount at 31 December 2009 and 2010	13.3	18.8	32.1

The key assumptions supporting the values in use calculations are those regarding the discount rate and expected life.

The goodwill arose prior to 1 January 2007 on the acquisition of Chaucer Syndicates Limited, a managing agent, by Aberdeen Lloyd’s Insurance Trust plc, which subsequently became Chaucer Holdings PLC, on 23 July 1998. The Group has tested this goodwill for impairment by determining its value in use, considering the cash flows arising to the Managing Agent up to 2016. The Group’s long-term business forecast provides estimates of syndicate capacity from which the Managing Agent will earn fees.

The discount rate applied was 9.6% (2009 11.2%), which is based on a combination of factors including the Group’s expected return on equity and costs of borrowing. The Group deems the economic gains accruing from ownership of the Managing Agent as indefinite since, under the current business strategy, the Group will continue to benefit from this activity for as long as the Managing Agent continues to undertake business.

The auction costs arose from the purchase of additional capacity in the managed Syndicates for the Group’s corporate members. The Group has deemed the income streams from this capacity as indefinite. Auction costs were tested for impairment at the end of 2010 and 2009, based on the value in use of the Group’s interest in the Syndicates, by considering the future cash flows of each syndicate up to the 2013 year of account, discounted at a rate of 9.6% (2009 11.2%). The projections of syndicate cash flows represent the Group’s best estimate of future underwriting profits, based on an analysis of current market conditions, the position of the Group in the insurance cycle, expected underwriting capacity and actuarial estimations of loss ratios. These estimates are management’s best knowledge of current actions and events, although actual outcomes may differ from these estimates.

There is significant headroom on both the goodwill and auction cost impairment tests.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

14. TANGIBLE FIXED ASSETS

	Land and buildings £m	Lease improvements £m	Furniture, office fixtures, fittings and computer equipment £m	Total £m
Cost
At 1 January 2010	6.0	4.2	3.9	14.1
Additions	—	—	0.6	0.6
Disposals	—	—	(0.5)	(0.5)

At 31 December 2010	6.0	4.2	4.0	14.2

At 1 January 2009	6.0	4.2	2.9	13.1
Additions	—	—	1.1	1.1
Disposals	—	—	(0.1)	(0.1)

At 31 December 2009	6.0	4.2	3.9	14.1

Accumulated depreciation
At 1 January 2010	2.1	2.1	2.0	6.2
Charge for the year	0.2	0.8	1.1	2.1
Disposals	—	—	(0.5)	(0.5)

At 31 December 2010	2.3	2.9	2.6	7.8

At 1 January 2009	1.9	1.3	1.2	4.4
Charge for the year	0.2	0.8	0.9	1.9
Disposals	—	—	(0.1)	(0.1)

At 31 December 2009	2.1	2.1	2.0	6.2

Net book amount at 31 December 2010	3.7	1.3	1.4	6.4

Net book amount at 31 December 2009	3.9	2.1	1.9	7.9

The property included under Land and buildings is subject to a first and only legal charge to a consortium of banks in respect of a £90.0m letter of credit (2009 £51.0m) provided as part of the Group’s Funds at Lloyd’s.

15. DEFERRED INCOME TAX

	2010 £m	2009 £m
The movement in the deferred tax asset comprises:
At 1 January	17.0	21.3
Current year movement (note 11)	(4.0)	(5.7)
Adjustment to deferred tax due to change in tax rates	(0.5)	—
Tax credit to other comprehensive income	0.9	1.4

At 31 December	13.4	17.0

The deferred tax asset at 31 December comprises:
Untaxed underwriting losses	13.5	11.4
Other tax losses carried forward	3.7	5.3
Deferred bonus payment	1.0	6.2
Deferred benefit pension scheme	3.6	4.0
Depreciation in excess of capital allowances	0.5	(0.1)
Equalisation reserves	(8.9)	(9.8)

	13.4	17.0

Based on current forecasts, the Group believes that there will be sufficient future taxable profits generated to utilise these tax losses. There was an unrecognised deferred tax asset of £0.5m relating to capital losses (2009 £0.6m).

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

The proposed Finance Bill 2011 will reduce the main rate of corporation tax to 26% from 1 April 2011, the Group estimates that the effect of this change will be to reduce the Group’s deferred tax asset by £0.5m.

The UK government has also announced its intent to legislate to reduce the main rate of corporation tax further by 1% per annum to 23% for years commencing 1 April 2014, the Group estimates that the effect of this change will be to reduce the value of the Group’s deferred tax asset by an additional £1.4m.

These proposed changes have not been substantively enacted at the balance sheet date and as such are not reflected in the Consolidated Financial Statements.

16. DEFERRED ACQUISITION COSTS

	2010 £m	2009 £m
At 1 January	82.3	76.5

Acquisition costs paid in the year (note 7)	191.4	173.6
Acquisition costs recognised in the Income Statement (note 7)	(173.2)	(168.0)
Other adjustments	0.7	0.2

At 31 December	101.2	82.3

17. TRADE AND OTHER RECEIVABLES

	2010 £m	2009 £m
Debtors arising out of direct insurance operations	120.8	80.2
Debtors arising out of reinsurance operations	112.4	113.7
Other corporate undertakings debtors	1.9	1.8
Other syndicate debtors	3.2	11.3

	238.3	207.0

Current	237.5	204.0
Non-current	0.8	3.0

	238.3	207.0

The Group expects to recover all current balances within 12 months and all non-current balances between 12 months and five years after the balance sheet date.

The movement in the bad debt provision in respect of debtors arising from direct insurance and reinsurance operations is as follows:

	2010 £m	2009 £m
Balance at the beginning of year	1.9	2.3

Addition/(release) for the year	1.0	(0.3)
Foreign exchange and other adjustments	(0.1)	(0.1)

Balance at the end of the year	2.8	1.9

18. CASH AND CASH EQUIVALENTS

	2010 £m	2009 £m
Funds at Lloyd’s	91.0	87.9

Other funds
Corporate	32.1	55.3
Syndicate	511.6	358.5

	634.7	501.7

The balances above represent cash.

The Group deposits Funds at Lloyd’s to support underwriting operations, based on the assessment of risk associated with those operations. Lloyd’s restricts access to those funds, preventing their use for any other purpose.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

19. SHARE CAPITAL

	2010 Shares Million	2010 Value £m	2009 Shares Million	2009 Value £m
Authorised
Ordinary shares of 25p each	700.0	175.0	700.0	175.0

Called up, allotted and fully paid
Ordinary shares of 25p each	548.1	137.0	548.1	137.0

The number of 25p ordinary shares called up, allotted and fully paid were:

	Date	Share price Pence	Number	Ordinary share capital £m	Share premium £m
At 1 January 2010			548,091,645	137.0	90.9

At 31 December 2010			548,091,645	137.0	90.9

At 1 January 2009			348,092,039	87.0	66.0
Shares issued in respect of:
Firm Placing and Placing and Open offer	02/09	40.0	199,999,606	50.0	24.9

At 31 December 2009			548,091,645	137.0	90.9

20. MOVEMENTS IN EQUITY

Share capital and share premium

Share capital and share premium reflect the nominal value and premium elements respectively of any issue of equity shares.

Own shares

Own shares represent those held by employee trust schemes, excluding those held in trust and available to employees, without restriction. The sole purpose of the employee trust schemes is to hold shares of the Company for settlement of share awards. The net number of shares held by the trust schemes at the end of 2010 was 18,290,341 (2009 28,477,230).

Bonus reserve

The bonus reserve contains that element of the bonus payable in shares or share options to employees, in accordance with the terms of the deferred share benefit plan. The charge for the year will increase the reserve while the vesting of shares and share options will decrease it.

The reserve also contains an element of shares granted to employees in accordance with the terms of the Share Incentive Plan (SIP). The SIP grants an incentive of two free shares to those employees who purchase a share under the plan. The movement in the year for SIP costs represents the cost of granting such free shares to employees.

The cost of shares and share options exercise represents the cost of the granted shares when employees exercise share options, less both the exercise price and the fair value of the share options previously expensed in accordance with IFRS 2 Share-based Payment.

Retained earnings

Retained earnings represent the accumulation of profits and losses as at the balance sheet date, after the distribution of dividends and other adjustments. The balance includes £28.1m (2009 £24.7m) of accumulated actuarial losses from revaluations of the pension scheme.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

21. SUBORDINATED DEBT

	2010 £m	2009 £m
Debt in Euros	9.9	10.2
Debt in US Dollars	30.9	30.1

	40.8	40.3

On 18 November 2004, the Group issued a €12m floating rate subordinated 30-year note. The Group, subject to meeting certain conditions, has the option of full or partial redemption of the note on any future interest payment date at its principal amount plus any accrued interest.

Interest is paid twice annually each year up to the date of redemption based on the European Inter bank offer rate (Euribor) plus an agreed margin of 3.75%.

The Group reports the financial liability of this note at amortised cost using an effective interest rate of 5.1% (2009 4.9%) as follows:

£m
Balance at 1 January 2010	10.2
Interest charges in the year	0.5
Interest paid during the year	(0.5)
Foreign exchange adjustments	(0.3)

Balance at 31 December 2010	9.9

Balance at 1 January 2009	11.3
Interest charges in the year	0.6
Interest paid during the year	(0.7)
Foreign exchange adjustments	(1.0)

Balance at 31 December 2009	10.2

As the note is not traded on an active market its fair value is difficult to determine. Based on similar instruments, the fair value of the note is estimated to be approximately £3.8m (2009 £3.2m).

On 21 September 2006, the Group issued a US$50m floating rate unsecured subordinated 30-year note, which pays interest quarterly in arrears up to the date of redemption based on the US Dollar 3-month LIBOR plus an agreed margin of 3.1%. There is the option of full or partial redemption of the note on any interest payment date on or after the relevant date falling in December 2011.

The Group reports the financial liability of this note at amortised cost using an effective interest rate of 3.6% (2009 3.5%), as follows:

£m
Balance at 1 January 2010	30.1
Interest charges in the year	1.2
Interest paid during the year	(1.2)
Foreign exchange adjustments	0.8

Balance at 31 December 2010	30.9

Balance at 1 January 2009	33.8
Interest charges in the year	1.3
Interest paid during the year	(1.4)
Foreign exchange adjustments	(3.6)

Balance at 31 December 2009	30.1

As the note is not traded on an active market its fair value is difficult to determine. Based on similar instruments, the fair value of the note is estimated to be approximately £8.0m (2009 £7.8m).

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

22. EMPLOYEE BENEFITS PROVISION

The Group’s subsidiary, Chaucer Syndicates Limited (CSL), operates a pension scheme (the scheme), administered by Mercer Human Resource Consulting Limited, comprising a funded defined benefits section providing benefits based on final pensionable salary and, from December 2001, a defined contributions section. Trustees hold and control the funds of the scheme. CSL closed the defined benefits section to new members after setting up the new defined contributions section to the scheme in 2001.

The scheme’s actuary determined contributions to the defined benefits section on 30 April 2010 using the attained age method when the value of the scheme’s assets was £44.4m. It was assumed that the investment return will average 6.6% before retirement and 5.1% after retirement, salary increases will average 4.5% per annum, inflation will average 3.8% and future pensions will increase at a rate of 3.6% or 2.4% per annum (depending on the period of service). The actuarial value of these assets, expressed as a percentage of the liability for benefits accruing as at 31 December 2010, calculated on an actuarial basis, are 101%, which represented a surplus of £0.3m.

With the agreement of the scheme’s trustees, the Group will be adding funds to reduce the deficit to nil over the course of the next ten years from 2011, based on a preliminary deficit trigger model. During 2011 the Group expects to pay additional lump sums totalling £0.3m into the scheme.

In 2010 the Group contributed 27.6% (2009 27.6%) of members’ pensionable salaries. In 2011, the Group contributions will reduce to 16.7% of members’ pensionable salaries and employees contributions will increase to 5% of the members’ pensionable salaries.

The principal actuarial assumptions used are as follows:

	2010%	2009%
Used to determine defined benefit obligations at 31 December:
Discount rate	5.3	5.7
Rate of salary increases	4.5	5.7
Rate of pension increases	3.3	3.5
Inflation[1]	3.0	3.7

Used to determine net pension costs for the year ended 31 December:
Discount rate	5.3	6.0
Expected long-term return on scheme assets	7.4	7.6
Rate of salary increases	5.7	5.1
Rate of pension increases	3.5	2.9

[1]

In July 2010 the U.K. Government announced that the consumer price index (CPI) should be used as the basis for determining the percentage increases when preparing revaluation and indexation of pension rights in defined benefit pension schemes. At 31 December 2010, the defined benefit pension obligations have been calculated using CPI (2009 Retail Price Index (RPI)). This change in basis has reduced scheme liabilities, and thus the scheme deficit, by £0.7m.

The sensitivities to the principal assumptions are set out below:

	Change in assumption %	Impact on scheme deficit %
Used to determine defined benefit obligations:
Discount rate	±0.25	25.6
Inflation[1]	±0.25	±25.8

	Change in assumption %	Impact on pension costs %
Used to determine net pension costs:
Discount rate	±0.25	18.5
Expected long-term return on scheme assets	±0.25	17.3
Inflation[1]	±0.25	±37.2

[1]

Salary and pension increase assumptions are based on the inflation assumption, consequently the sensitivity to inflation includes the impact of such a change on salary and pension increase assumptions.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

The Continuous Mortality Investigation Bureau (CMIB) published the SAPS (Self Administered Pension Schemes) mortality tables in October 2008, which are based on self administered pension scheme data between 2000 and 2006, centred around 2003, with light tables (for high income pensions) and heavy (for lower incomes). PA92 mortality tables, also produced by the CMIB, are based on insurance company data collected between 1991 and 1994, centred around 1992.

The SAPS tables, which reflect the latest available mortality studies information, are based on a larger amount of data and since based on data relating to occupational scheme members, are considered more representative of members of the Group’s pension scheme. As a result, as at 31 December 2010, the mortality tables used were SAPS light adjusted by a one-year downwards age rating (2009 PA92 adjusted one-year downward), since the scheme assumes that pensioners will have a one-year longer life expectancy than statistics in the standard SAPS light tables show. The Group believes that this reflects the scheme’s membership profile more accurately.

All demographic assumptions are those used at the 30 April 2007 valuation.

The current life expectancies (in years) underlying the value of the accrued liabilities for the scheme are as follows (figures in brackets refer to the assumption at 31 December 2009):

Life expectancy at age 65	Male	Female
Member currently aged 65	23.9 (23.0)	25.4 (25.9)
Member currently aged 45	26.2 (24.1)	27.8 (26.9)

The sensitivity of the defined benefit obligation to the mortality assumptions are set out below:

	Change in assumption years	Impact on scheme deficit %
Used to determine defined benefit obligations:
SAPS light adjusted one-year downwards	±1.00	±8.2

	Change in Assumption Years	Impact on pension costs %
Used to determine net pension costs:
SAPS light adjusted one-year downwards	±1.00	±11.2

The amount recognised in the Consolidated Income Statement in respect of defined benefit pension arrangements, split between expenses incurred in insurance activities and other operating expenses depending on the allocation of costs to Group syndicates or corporate entities, is as follows:

	2010 £m	2009 £m
Current service cost	1.2	1.3
Interest cost	3.2	2.6
Expected return on scheme assets	(3.3)	(2.6)
Past service cost	(2.7)	—

	(1.6)	1.3

The total pension contributions in respect of the scheme for the year, including £2.6m (2009 £2.3m) in respect of defined contribution pension arrangements, were £5.5m (2009 £3.8m).

The actual return on scheme assets was £4.7m (2009 £8.2m).

The net actuarial loss recognised in the Statement of Comprehensive Income is as follows:

	2010 £m	2009 £m
Actuarial losses on scheme liabilities	(4.8)	(10.6)
Actuarial gains in the fair value of scheme assets	1.4	5.6

Net actuarial loss	(3.4)	(5.0)

The cumulative amount of actuarial losses recognised in retained earnings is £28.1m (2009 £24.7m).

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

The amounts recognised in the Consolidated Balance Sheet are as follows:

	2010 £m	2009 £m
Present value of defined benefit obligations	(62.2)	(56.3)
Fair value of scheme assets	49.0	42.1

Scheme deficit	(13.2)	(14.2)

The movements in the present value of defined benefit obligations were as follows:

	2010 £m	2009 £m
At 1 January	56.3	42.5
Current service cost	1.2	1.3
Interest cost	3.2	2.6
Contributions by scheme members	0.2	0.2
Benefits paid	(0.8)	(0.9)
Past service costs	(2.7)	—
Actuarial losses	4.8	10.6

At 31 December	62.2	56.3

The movements in the fair value of scheme assets were as follows:

	2010 £m	2009 £m
At 1 January	42.1	33.1
Expected return on scheme assets	3.3	2.6
Contributions by employer	2.8	1.5
Contributions by scheme members	0.2	0.2
Benefits paid	(0.8)	(0.9)
Actuarial gains	1.4	5.6

At 31 December	49.0	42.1

The analysis of the scheme assets and the expected rate of return at the balance sheet date was as follows:

	2010%	2010 £m	2009%	2009 £m	2008%	2008 £m	2007%	2007 £m	2006%	2006 £m
Equities	7.7	39.2	8.0	33.8	7.9	25.7	8.0	36.6	7.6	30.8
Bonds	5.6	5.1	5.7	4.7	6.6	4.1	6.1	4.2	5.3	3.7
Property	6.7	4.5	7.0	3.4	6.4	3.1	7.0	4.1	6.6	3.9
Cash	0.5	0.2	0.5	0.2	2.0	0.2	5.5	0.2	5.0	0.5

Total scheme assets		49.0		42.1		33.1		45.1		38.9

The Group bases the assumptions used in deriving the expected return on the scheme assets on market conditions at the period end.

The Group expects to contribute approximately £1.9m to the scheme in 2011 in respect of defined benefit members. In addition, the Group expects to pay approximately £2.3m in respect of defined contribution members.

The actuarial valuation at 31 December 2010 showed a decrease in the scheme deficit from £14.2m to £13.2m, (2009 increase from £9.4m to £14.2m). Based on active scheme members as at 1 January 2010, this is equivalent to a total employer contribution rate of approximately 27.6% (27.6% at 1 January 2009) of pensionable salaries per annum. The rates may be subject to amendment at subsequent funding reviews.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

History of actuarial gains and losses

	2010	2009	2008	2007	2006
Difference between expected and actual return on plan assets
Amount (£m)	1.4	5.6	(16.6)	(1.3)	0.6
Percentage of plan assets	2.9	13.0	(50.0)	(3.0)	2.0
Changes in assumptions in respect of scheme liabilities
Amount (£m)	(4.8)	(10.6)	8.0	(0.1)	(1.2)
Percentage of scheme liabilities	(3.2)	(19.0)	19.0	—	(3.0)
Total gains/(losses)
Amount (£m)	(3.4)	(5.0)	(8.6)	(1.4)	(0.6)
Percentage of scheme liabilities	(5.5)	(9.0)	(20.0)	(3.0)	(1.0)

23. TECHNICAL PROVISIONS

	Provision for unearned premiums £m	Outstanding claims £m	Total £m
Gross
At 1 January 2010	363.6	1,168.7	1,532.3
Claims paid in the year	—	(450.8)	(450.8)
Net movement in the year	70.2	570.0	640.2
Exchange and other adjustments	—	18.6	18.6

At 31 December 2010	433.8	1,306.5	1,740.3

At 1 January 2009	336.2	1,172.7	1,508.9
Claims paid in the year	—	(416.8)	(416.8)
Net movement in the year	27.0	491.1	518.1
Exchange and other adjustments	0.4	(78.3)	(77.9)

At 31 December 2009	363.6	1,168.7	1,532.3

Reinsurance
At 1 January 2010	47.7	292.8	340.5
Reinsurance recoveries in the year	—	(109.4)	(109.4)
Net movement in the year	38.3	168.5	206.8
Exchange and other adjustments	(0.1)	11.6	11.5

At 31 December 2010	85.9	363.5	449.4

At 1 January 2009	39.9	299.8	339.7
Reinsurance recoveries in the year	—	(86.3)	(86.3)
Net movement in the year	7.8	101.4	109.2
Exchange and other adjustments	—	(22.1)	(22.1)

At 31 December 2009	47.7	292.8	340.5

Current: 2010	297.0	184.4	481.4
Non-current: 2010	50.9	758.6	809.5

Net at 31 December 2010	347.9	943.0	1,290.9

Current: 2009	270.2	171.5	441.7
Non-current: 2009	45.7	704.4	750.1

Net at 31 December 2009	315.9	875.9	1,191.8

Movement in the year: gross	70.2	119.2	189.4
Movement in the year: reinsurance	38.3	59.1	97.4

Net movement to 31 December 2010	31.9	60.1	92.0

Net movement to 31 December 2009	19.2	59.2	78.4

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

The movement in the bad debt provision in respect of reinsurers’ share of technical provisions was as follows:

	2010 £m	2009 £m

Balance at the beginning of year	5.7	5.7
Charge for the year	(1.1)	0.4
Foreign exchange and other adjustments	0.1	(0.4)

Balance at the end of the year	4.7	5.7

The balance of gross outstanding claims above comprises outstanding claims of £755.4m (2009 £701.4m) and claims incurred but not reported of £551.1m (2009 £467.3m).

During the year, reserve movements in respect of prior periods produced a release of £20.8m (2009 £31.8m). This release includes a loss of £0.1m (2009 £0.6m) in relation to exchange rate movements during the year.

2010 events

Included in technical provisions as at 31 December 2010 are reserves for:

•	Bangkok political violence/riots between March and May 2010

•	Earthquake losses, including Chile in February and New Zealand in September 2010

•	Deepwater Horizon oil rig blowout in April 2010

•	Flood losses in Australia during December 2010

The development of other significant loss events reported in 2009, including the fraud relating to Bernard L Madoff, political risk and trade credit account losses and fire loss at the West Atlas Rig was in line with expectations during 2010.

Natural Catastrophe Events – Chile and New Zealand earthquakes and Australia floods

There were a number of significant earthquakes during 2010. The two largest of these (with the most material impact to the Group) were in Chile’s Maule region on 27 February and in Christchurch (Darfield), New Zealand on 4 September 2010. The Chile earthquake measured 8.8 on the Richter scale and was approximately 100km north-east of the second largest city, Concepción. The New Zealand earthquake measured 7.1 on the Richter scale. Estimates of the eventual total insured cost of both events are subject to uncertainty at the end of 2010.

Syndicate 1084 has reserved the Chile earthquake at US$28.6m net of reinsurance and the New Zealand earthquake at US$24.3m, with the majority of losses for both events being in the Property Division.

There was also extensive flooding in the state of Queensland, Australia during December 2010 (Rockhampton) and January 2011 (Toowoomba, Ipswich and Brisbane). Syndicate 1084 has included a provision of £5.1m net of reinsurance within technical provisions for event losses up to 31 December 2010. The eventual total insured cost of the flooding is subject to uncertainty due to the size of area affected, the difficulty of assessing damage, issues around policy wordings, hours clauses, extent and type of flood peril coverage offered and categorisation of the flooding in different locations into individual events.

Deepwater Horizon

A blowout of BP’s Macondo oil well in the Gulf of Mexico on 20 April 2010 resulted in an explosion on the Transocean Deepwater Horizon oil drilling rig. This event has impacted both the Energy and the Marine Divisions of the Group. These have exposure to the resulting rig damage and potential worker’s liability and pollution/cleanup costs. The Group has reviewed a number of loss scenarios for the Energy Division, based on a US$1.5 billion loss to the market, and has assessed the net of reinsurance loss to Syndicate 1084 at US$20.2m (including inwards and outwards reinstatement premiums). Marine XL estimates, based on the same market loss scenarios and Group cedant participations on the original placements, are reserved at US$5.1m net of reinsurance (including inwards and outwards reinstatement premiums).

Bangkok Political Violence

The Group has exposure to the riots in Bangkok that took place between March and May 2010, caused by civil unrest in the Thai capital, which caused significant damage to a number of commercial buildings.

The Group mapped the areas of unrest with the corresponding damage, including a detailed review of loss adjuster’s reports. This was cross referenced with in house exposure data and specific reserves were assigned to each individual assured. Syndicate 1084 has seen a number of claims from this event and currently has reserved the losses at £23.0m gross, with outwards reinsurance recoveries of £16.9m. This produces an overall net of reinsurance loss to the Marine Division of Syndicate 1084 of £8.8m, allowing for reinstatement premiums. Given the size of the loss, there is uncertainty regarding the eventual outcome.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

The Group’s exposures to these losses at 31 December 2010 are summarised below:

£m
Syndicate 1084’s estimated ultimate gross loss
Chile earthquake	23.7
New Zealand earthquake[1]	15.5
Australia floods (event losses up to 31 December 2010)[1]	5.9
Deepwater Horizon	60.8
Bangkok political violence	23.0

128.9

Syndicate 1084’s estimated ultimate net loss (after reinstatement premiums and reinsurance)
Chile earthquake	18.2
New Zealand earthquake[1]	15.5
Australia floods (event losses up to 31 December 2010)[1]	5.1
Deepwater Horizon	16.1
Bangkok political violence	8.8

63.7

Group share of estimated ultimate net loss (after reinstatement premiums and reinsurance)
Chile earthquake	15.7
New Zealand earthquake[1]	13.1
Australia floods (event losses up to 31 December 2010)[1]	4.3
Deepwater Horizon	13.9
Bangkok political violence	7.4

54.4

[1]	The loss estimates for these losses have been updated since those previously announced (see note 35).

2009 events

Included within the technical provisions as at 31 December 2009 are reserves for:

•	the fraud relating to Bernard L Madoff Investment Securities LLC (“Madoff”);

•	specific losses on the Political Risk Trade Credit account; and

•	the West Atlas Rig loss

Madoff

Syndicate 4000 and, to a lesser extent, Syndicate 1084 have significant exposure to Madoff related losses. During 2009, several new claims notifications were received and changes to previous assumptions have been made, with a comprehensive “bottom-up” analysis being carried out on individual notifications and loss probabilities on a gross basis, along with an in-depth review of the reinsurance available by year of account and currency.

The events surrounding these claims are complex and require the involvement of legal advisors to evaluate the validity and quantum of claims. The advice that the market is receiving from this evaluation process is causing it to adopt a more pessimistic view of emerging claims. At this stage the ultimate loss resulting from these events cannot yet be accurately determined.

Political Risk Trade Credit account (“PRTC”)

During the year the Group was notified of significant claims associated with the default of banking credit contracts as a consequence of the worldwide banking credit crisis. The claims generally related to private banks not honouring their letter of credit (LOC) agreements or banks acting as obligor to an insured that was unable to deliver on their obligations.

There is uncertainty surrounding the quantum of future claims in respect of the worldwide credit crisis. The Group has performed extensive analysis of the exposures and the level of salvage resulting from expected recovery actions. In addition, economic depression allowances have been introduced in the reserving methodology. Based on the information available to date, the Group believes that the level of reserves is appropriate.

West Atlas Rig

This loss relates to a fire at the West Atlas Rig in the Timor Sea and is estimated at a total cost of US$700m.

Syndicates 1084 and 4000 have exposures to the losses above, as summarised below:

	Syndicate 1084 £m	Syndicate 4000 £m	2009 Total £m
Estimated ultimate gross loss

Madoff	11.3	47.9	59.2
PRTC (Specific Losses)	49.4	—	49.4
West Atlas Rig	21.0	—	21.0

	81.7	47.9	129.6

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

	Syndicate 1084 £m	Syndicate 4000 £m	2009 Total £m
Estimated ultimate net loss (after reinstatement premiums and reinsurance)

Madoff	5.3	15.9	21.2
PRTC (Specific Losses)	33.9	—	33.9
West Atlas Rig	12.2	—	12.2

	51.4	15.9	67.3

Group share of estimated ultimate net loss (after reinstatement premiums and reinsurance)

Madoff	5.0	15.9	20.9
PRTC (Specific Losses)	32.1	—	32.1
West Atlas Rig	11.3	—	11.3

	48.4	15.9	64.3

Other significant 2008 loss events reported during 2008, including Hurricane Ike, sub-prime losses and financial turmoil reserves, are not included in the above table as their development during 2009 has been in line with expectations.

Figures are prepared at closing rates of exchange.

Reinsurance

The reinsurance policies that protect the losses in the above table are with reinsurers rated A (strong) or better by Standard & Poor’s, as analysed below:

Rating bands (as at 12 February 2011)	Chile %	New Zealand %	Australia %	Deepwater %	Bangkok %

Syndicate 1084
Lloyd’s syndicates (A+)	18.0	nil	nil	16.9	60.3
AA	45.4	nil	62.6	26.6	nil
A (excluding Lloyd’s syndicates)	36.6	nil	37.4	56.5	39.7

Total	100.0	nil	100.0	100.0	100.0

Rating bands (as at 12 February 2010)	Madoff %	PRTC %	West Atlas Rig %

Syndicate 1084
Lloyd’s syndicates (A+)	24.8	9.8	16.7
AA	55.0	45.0	41.1
A (excluding Lloyd’s syndicates)	20.2	45.2	42.2

Total	100.0	100.0	100.0

Syndicate 4000
Lloyd’s syndicates (A+)	16.2	—	—
AA	32.8	—	—
A (excluding Lloyd’s syndicates)	51.0	—	—

Total	100.0	100.0	100.0

24. CURRENT TAX

	2010 £m	2009 £m
The movement in the tax position was as follows:
At 1 January	(0.4)	4.8
Prior year adjustments	5.6	(1.6)
Tax payments on account	(9.6)	(13.4)
Tax charge for the year (note 11)	0.3	9.8

	(4.1)	(0.4)

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

25. TRADE AND OTHER PAYABLES

	2010 £m	2009 £m
Creditors arising out of direct insurance operations	12.1	3.6
Creditors arising out of reinsurance operations	185.7	117.5
Other corporate undertakings creditors	5.9	16.8
Other syndicate creditors	10.3	2.7

At 31 December	214.0	140.6

Current	210.5	129.8
Non-current	3.5	10.8

	214.0	140.6

The Group expects to pay all balances within 12 months and all non-current payables within five years of the balance sheet date.

Other corporate undertakings creditors includes £4.6m in respect of performance bonuses payable to directors and certain group employees (2009 £12.1m).

The Group’s Deferred Share Benefit Plan (DSBP) contains provisions for the calculation of a bonus based on the annual profit. The total charge comprises a current portion, allocated to individual employees, and a long-term portion, carried forward in a pool for future distribution at the discretion of the Remuneration Committee.

The current portion includes an element that is payable in cash and an element that is payable in shares, in accordance with guidelines approved by the Remuneration Committee. The cash element is payable in two instalments, four months and 13 months after the end of the year that generated the bonus.

The application of IAS 19 Employee Benefits and IFRS 2 Share-based Payment has resulted in the application of the following accounting treatment for the bonus:

•

The long-term portion is amortised over a period of three years, which represents the Group’s best estimate of the allocation of the long-term bonus to individual employees. The amortisation charge begins in the year that generated the bonus.

•	Other corporate undertakings creditors contains full recognition of the cash element.

•

The element payable in shares is amortised over 52 months, which represents the period from the beginning of the year that generated the bonus to the vesting date of the shares, three years after grant. The amortisation charge begins at the start of the year that generated the bonus. Shareholders’ equity funds present the liability resulting from the recognition of this expense as the bonus reserve.

A summary of the recognition of bonuses declared in the Consolidated Income Statement is as follows:

	Year of recognition in the Income Statement
	2006 £m	2007 £m	2008 £m	2009 £m	2010 £m	2011 £m	2012 £m	2013 £m	2014 £m	Total £m
Bonus declared for 2006	14.5	7.0	5.7	4.3	0.7	—	—	—	—	32.2
Bonus declared for 2007	—	13.6	4.3	4.3	3.2	1.1	—	—	—	26.5
Bonus declared for 2009	—	—	—	4.3	1.0	1.0	0.9	0.2	—	7.4
Bonus declared for 2010	—	—	—	—	2.3	1.3	1.5	1.2	—	6.3
Accounting adjustment to bonus declared in 2006	—	—	(1.6)	1.1	(0.3)	—	—	—	—	(0.8)
Accounting adjustment to bonus declared in 2007	—	—	(1.2)	(0.1)	(1.4)	(0.4)	—	—	—	(3.1)
Accounting adjustment to bonus declared in 2008	—	—	—	0.3	—	0.1	—	—	—	0.4
Accounting adjustment to bonus declared in 2009	—	—	—	—	0.2	—	—	—	—	0.2

	14.5	20.6	7.2	14.2	5.7	3.1	2.4	1.4	—	69.1

The bonus cost recognised in the year represents the accounting amortisation of bonuses declared in previous years.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

During 2009 and 2010, the Group reassessed the assumptions underlying the calculation of the cost of matching bonus shares declared in previous years. This produced a reduction in accounting cost of £0.7m (2009 increased cost £2.6m). The Group will recognise similar adjustments each year as the assumptions underlying the calculations of matching shares change. See note 30 for details about matching shares.

The Group recognised the following bonus costs in accordance with IFRS 2 Share-based Payment:

	2010 £m	2009 £m
Other creditors	1.9	5.5
Bonus reserve	3.8	8.7

Total cost recognised	5.7	14.2

The other creditors element of the bonus payable represents the element payable in cash, whereas the bonus reserve represents the element to be settled in shares. The cash element includes the associated social security costs associated with the share element within the bonus.

Other corporate undertakings creditors includes £2.4m (2009 £2.6m) payable to PXRE Holdings Limited (PXRE), resulting from the expected utilisation of tax losses purchased as part of the acquisition in 2005 of Chaucer Corporate Capital (No. 2) Limited. The liability with PXRE represents the net present value of the amount that the Group expects to pay in future years, when the profits of the relevant years of account are taxed.

The Group carries other trade and other payables at fair value since these do not attract any significant discount.

26. NET ASSET VALUE PER ORDINARY SHARE

The net asset and net tangible asset values per ordinary share have been calculated on the equity balance and equity less intangible assets balance respectively, divided by the number of ordinary shares in issue at the year-end, adjusted by own shares held other than those held in trust and available to employees, as shown below:

	2010	2009
Equity funds	£317.9m	£316.7m
Number of adjusted shares	529.8m	513.0m
Net asset value per ordinary share	60.0p	61.7p

Equity funds less intangible assets	£285.8m	£284.6m
Number of adjusted shares	529.8m	513.0m
Net tangible asset value per ordinary share	53.9p	55.5p

Number of shares in issue	548.1m	548.1m
Less own shares held, excluding those held in trust and available to employees, without restriction	18.3m	35.1m

Number of adjusted shares	529.8m	513.0m

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

27. RECONCILIATION OF PROFIT BEFORE TAX TO CASH GENERATED FROM OPERATIONS

	2010 £m	2009 £m
Profit before tax	32.9	42.0

Net investment return less finance costs	(29.3)	(49.2)
Depreciation of tangible fixed assets	2.1	1.9
Increase in technical provisions	208.0	23.4
Increase in reinsurers’ share of technical provisions	(108.9)	(0.8)
(Increase)/decrease in trade and other receivables	(31.3)	52.1
Increase/(decrease) in trade and other payables	73.4	(13.4)
Increase/(decrease) in accruals and deferred income	1.7	(0.7)
Increase in deferred acquisition costs	(18.9)	(5.8)
Increase in prepayments and accrued income	(6.7)	(11.9)
Decrease in employee benefits provision	(4.4)	(0.2)
Unrealised foreign exchange on cash and cash equivalents	(0.7)	11.9
Unrealised foreign exchange on subordinated debt	0.5	(4.8)
Increase in bonus costs deferred share bonus plan	3.7	9.4
Share options cost	0.3	0.6

Cash generated from operations	122.4	54.5

28. DIVIDENDS

	2010 £m	2009 £m
Final dividend for the year ended
31 December 2009 2.7p per ordinary share, paid on 28 May 2010	14.5	—
Interim dividends for the year ended
31 December 2010 1.3p per ordinary share, paid on 1 October 2010	7.0	—
31 December 2009 1.3p per ordinary share, paid on 1 October 2009	—	6.8
31 December 2008 3.7p per ordinary share, paid on 13 March 2009	—	11.8

	21.5	18.6

A final dividend in respect of the 2010 financial year of 2.7p per share, amounting to a total of £14.8m, will be proposed at the Annual General Meeting on 19 May 2011. These consolidated financial statements do not recognise the 2010 final dividend.

The total dividend in respect of the 2010 financial year, including the interim paid and final recommended dividend, is 4.0p per share (2009 4.0p).

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

29. SHARE OPTIONS

The Group grants share options to directors and employees in accordance with the terms of the various share option schemes in place. The share options are exercisable three, five, seven or ten years from grant date or on satisfaction of the conditions of the share option grant. The movements in the number of share options outstanding and the weighted average exercise price are as follows:

	2010 Weighted average exercise price Pence per share	2010 Share options Thousands	2009 Weighted average exercise price Pence per share	2009 Share options Thousands
Outstanding at 1 January	42.5	9,669	47.2	8,531
Share options granted	38.0	1,275	39.1	4,671
Share options exercised	35.5	(634)	32.5	(813)
Forfeited	84.3	(828)	46.8	(2,538)
Expired	58.3	(694)	46.2	(182)

Outstanding at 31 December	41.3	8,788	42.5	9,669

Exercisable at 31 December	43.8	3,091	45.1	4,234

The share options outstanding at 31 December 2010 had a weighted average remaining contractual life of 2.8 years (2009 3.4 years).

The Group used the Black-Scholes option-pricing model to estimate the fair value of each option on the date of grant. The Black-Scholes model inputs, for valuing the share options granted during the year, are as follows:

	2010	2009
Weighted average share price	49.8p	50.0p
Weighted average exercise price	38.0p	39.0p
Volatility	40.85%	46.38%
Weighted average expected life	4.0 years	4.0 years
Risk free rate	2.81%	3.90%
Dividend yield	8.04%	9.95%

Expected volatility was determined by calculating the historical volatility of the Group’s share price over the previous three years on a weighted average basis. The expected life used in the Black-Scholes model is the Group’s current best estimate of the effects of non-transferability, exercise restrictions, future market conditions and behavioural considerations.

During the year the Group recognised total expenses of £0.3m (2009 £0.7m) relating to share options granted.

All existing share options issued after 7 November 2002 and not vested at 1 January 2005 have been valued as required by IFRS 2 Share-based Payment.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

In 2006 the Group discontinued all share option schemes in place, other than the Save As You Earn scheme, and replaced these with a new share-based incentive scheme, the Deferred Share Bonus Plan.

Share options outstanding at 31 December 2010 have the following expiry dates and exercise prices:

	Date of grant	Exercise price Pence	Exercise period	2010	2009
Chaucer Holdings PLC Approved Savings	10/02	25.8	12/09-05/10	—	16,507
Related Share Option Scheme	10/03	31.3	12/10-05/11	—	26,789
	10/04	34.7	12/09-05/10	—	47,590
	10/05	41.6	12/10-05/11	28,667	146,441
	10/06	54.7	12/09-05/10	—	204,363
	10/06	54.7	12/11-05/12	45,461	69,389
	10/07	74.9	12/10-05/11	18,950	27,400
	10/07	74.9	12/12-05/13	12,998	12,998
	10/08	46.5	12/11-05/12	390,404	510,573
	10/08	46.5	12/13-05/14	308,406	439,553
	10/09	38.5	12/12-05/13	2,073,939	2,460,684
	10/09	38.5	12/14-05/15	1,608,275	1,741,556
	10/10	38.0	12/13-05/14	789,402	—
	10/10	38.0	12/15-05/16	468,756	—

				5,745,258	5,703,843

Chaucer Holdings PLC Share Option Scheme	07/00	55.0	07/03-07/10	—	110,674
(Performance related)	09/00	61.2	09/03-09/10	—	84,321
	05/01	61.2	05/04-05/11	320,428	564,967
	10/02	32.3	10/05-10/12	855,496	1,106,922
	10/03	42.4	10/06-10/13	148,895	148,895
	10/04	39.6	10/07-10/14	637,948	782,002

				1,962,767	2,797,781

Chaucer Holdings PLC Approved Share Option	05/01	61.2	05/04-05/11	498,036	547,049
Scheme (Performance related)	10/01	49.8	10/04-10/11	68,513	68,513
	10/02	32.3	10/05-10/12	53,756	91,702
	10/03	42.4	10/06-10/13	205,219	205,219
	10/04	39.6	10/07-10/14	254,776	254,776

				1,080,300	1,167,259

				8,788,325	9,668,883

The number of share options that were exercisable at the end of the year was 3,090,684 (2009 4,233,500).

30. SHARE-BASED PAYMENT

The Group implemented a long-term incentive scheme in 2006. The scheme includes an element payable in shares, which resulted in expenses during the year of £3.7m (2009 £8.7m). In accordance with the requirements of IFRS 2 Share-based Payment, in recognition of the share related expenses, the Group has created a bonus reserve within equity.

The scheme will result in the grant of shares, some of which will attract matching shares if the Group’s performance meets certain conditions in the future.

For each share granted prior to 31 December 2009 that attracts matching shares, the scheme allows the Group to grant:

•	Up to one matching share on satisfaction of a market condition test, which compares the Group’s growth in TSR to the growth in an index of comparator companies; and

•	Up to one matching share on satisfaction of a non-market condition test, which compares the growth of net asset value per share with that of the UK retail price index.

For each share granted from 1 January 2010 that attracts matching shares the scheme allows the Group to grant:

•	Up to one matching share on satisfaction of a non-market condition test, which compares the growth of net asset value per share with that of the UK retail price index.

The Group may grant proportional numbers of shares on partial satisfaction of the performance conditions.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

The Group employs an actuarial model to estimate the number of shares required to match the market condition related shares. The model considers the historic out-performance of the group of comparator companies to determine the distribution of probabilities of out-performance and applies a stochastic analysis to determine the expected number of matching shares.

The Group estimates the number of non-market condition related matching shares by comparing both the internal and market growth forecasts for net assets per share with the UK retail price index at relevant future balance sheet dates. The Group bases the fair value of all the shares on estimated market values at the date of grant.

The Group grants shares issued under the scheme four months after the end of the year and the shares then vest three years after the grant date. Accordingly, the total cost of the shares will be amortised over a period of 52 months, the period between issue and vesting. The Group recognised 12 months’ worth of costs in 2010. Costs associated with matching shares are also amortised over the same period.

The estimated value of shares that the Group will grant and the associated costs (excluding national insurance costs) are as follows:

	Total cost £m	Cost recognised in 2010 £m	Cost recognised in 2009 £m
Shares granted in 2010
Attracting matching shares	0.4	0.1	—
Not attracting matching shares	0.4	0.1	—
Matching shares	3.8	0.9	—

	4.6	1.1	—

Shares granted in 2009
Attracting matching shares	1.2	0.2	0.5
Not attracting matching shares	0.7	0.2	0.2
Matching shares: market condition	0.3	0.3	0.1
Matching shares: non-market condition	1.0	—	0.2
Adjustment to 2009 declared bonus	0.1	0.2	—

	3.3	0.9	1.0

Shares granted in 2008
Adjustment to 2008 declared bonus[1]	0.6	—	0.3

Shares granted in 2007
Attracting matching shares	3.1	0.5	0.5
Not attracting matching shares	7.1	1.6	1.6
Matching shares: market condition	0.8	0.6	0.2
Matching shares: non-market condition	2.1	—	0.5
Adjustment to 2007 declared bonus[1]	(2.7)	(1.3)	(0.1)

	10.4	1.4	2.7

Shares granted in 2006
Attracting matching shares	1.9	0.1	0.4
Not attracting matching shares	11.2	0.9	2.5
Matching shares: market condition	0.6	—	0.2
Matching shares: non-market condition	2.6	—	0.6
Adjustment to 2005/06 declared bonus[1]	(0.3)	(0.7)	1.0

	16.0	0.3	4.7

	34.9	3.7	8.7

[1]	Adjustments to the cost of matching shares previously calculated are due to an update of the assumptions supporting the calculations, such as the number of shares in circulation and profit forecasts.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

31. CAPITAL

The main component of capital held by the Group is the Funds at Lloyd’s (FAL) held by the Group’s corporate members and supporting the Group’s underwriting interests. The FAL requirements are determined through Lloyd’s implementation of the FSA’s Individual Capital Assessment (ICA) regulatory regime.

Each managed syndicate is required to produce an ICA that represents the Managing Agent’s view of the level of capital required by the Syndicate at the 99.5th percentile of confidence to meet all its ultimate liabilities as they fall due. The ICA considers all existing liabilities, plus those incurred by one year of new business; as such, it encompasses the volatility of future underwriting results, potential reserve deteriorations on prior years and other risks such as financial market volatility, credit risk and operational risk. ICAs are reviewed annually by Lloyd’s, although the Managing Agent is required to continually monitor the risk profiles of its managed syndicates to ensure that the current agreed ICAs are appropriate.

For each syndicate, the ICA is uplifted by 35% to determine its Economic Capital Assessment (ECA). Lloyd’s then uses this to determine an ECA for each corporate member, taking account of the corresponding underwriting interests in each syndicate. The final ECA for each corporate member is subject to a minimum limit of 40% of the corporate member’s agreed premium capacity. Corporate members are required to hold sufficient FAL to cover both the ECA and any share of solvency deficits on open years of account. The Group’s corporate members complied with these requirements throughout the year.

The Group currently underwrites at Lloyd’s for the 2011 year of account at an ECA of 46.5% (2010 year of account 43.2% and 2009 year of account 48.1%) whereby it must deposit FAL to this proportion of the Group’s Overall Premium Limit (OPL) for that year. The table below shows the Group’s OPL for the 2011, 2010 and 2009 years of account and the composition of assets deposited to meet the associated FAL requirements, including the estimate for 2011 based on the updated plan.

	Year of account
	2011 £m		2010 [3] £m	2009 [3] £m
Group underwriting interests	707.2		656.9	580.0
Capital provision reinsurer participations	99.0		86.6	50.6

Overall premium limit	806.2		743.5	630.6

FAL ratio (average)	46.5%		43.2%	48.1%

FAL requirement	374.9		321.1	303.2
Funding of open year of account losses	93.9		93.6	149.0

Total FAL requirement	468.8		414.7	452.2

FAL requirement satisfied by:
Investments	233.2		232.0	243.2
Personal reserves	91.0		104.9	115.8

Letters of credit[2]
Group economic interest	90.0		51.0	56.0
Capital provision reinsurer	50.1		55.9	35.6

	464.3	[1]	443.8	450.6	[1]

[1]

The difference between the FAL requirement and the assets held is due to the revaluation of the US dollar denominated assets and the change in fair value of bond assets at the balance sheet date. The Group’s FAL requirement will be revalued by Lloyd’s in April 2011 (April 2010), at which point any differences will be settled.

[2]

Letters of credit includes US$75.2m (2010 year of account US$60.4m and 2009 year of account US$28.8m) provided by Flagstone Reassurance Suisse SA, a company registered in Switzerland, under the terms of a reinsurance agreement entered into by the Group and Flagstone in June 2009 and £nil (2010 year of account £15.6m and 2009 year of account £15.6m) provided by Labuan Re, a company registered in Malaysia.

[3]

The Group’s underwriting interests in the 2010 underwriting year were reported at 31 December 2009 as £623.3m. Subsequently the Group increased its interests in the 2010 underwriting year to £656.9m. The figures in the table above reflect the increased underwriting interests.

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

32. CONTINGENT LIABILITIES AND CONTINGENT ASSETS

The Group has entered into a deed of covenant in respect of certain of the corporate member subsidiaries to meet each subsidiary’s obligations to Lloyd’s. A fixed and floating charge over the investments and other assets of the Group in favour of Lloyd’s secures the total guarantee given by the Group under those deeds of covenant (subject to limited exceptions).

Lloyd’s has the right to retain income on charged investments, although it is not expected that Lloyd’s would exercise the right unless it considers there to be a risk that one or more of the covenants might need to be called and, if called, might not be honoured in full.

The liability under each deed of covenant is limited to a fixed monetary amount. However, Lloyd’s may enforce a deed of covenant default by a corporate member if the total value of investments held falls below that covenanted. In doing so, this may result in the appropriation by Lloyd’s of a greater amount of the Group’s total FAL than that corporate member’s assets represent as a proportion of the Group’s overall premium limit.

Where the Group reduces its participation on a syndicate, it pays a reinsurance to close premium to other Lloyd’s members to assume its ongoing liabilities. The nature of this arrangement is that of reinsurance such that the Group retains liability in the event of failure of these Lloyd’s members and the Lloyd’s chain of security. There is no mechanism for the Group to quantify its exposure in this regard and the Group considers that the possibility of having to assume these liabilities is remote.

33. COMMITMENTS

Operating leases

The Group is due to make future payments under operating leases over the periods stated as follows:

Land and buildings	2010 £m	2009 £m
Not later than one year	3.2	3.2
Later than one year and not later than five years	11.4	11.5
Later than five years	1.3	4.1

Total future minimum lease payments	15.9	18.8

The Group moved to its current premises at Plantation Place, Fenchurch Street, London EC3M 3AD in June 2007. The Group signed the Plantation Place lease in August 2006 for a period of approximately ten years. Costs, which have accrued since the date of the lease agreement, include a rent-free period of 21 months, the value of which extends across the term of the contract.

The Group sublets a portion of the Plantation Place premises, for which it expects to receive the following future income:

Land and buildings	2010 £m	2009 £m
Not later than one year	0.8	0.8
Later than one year and not later than five years	0.6	1.4

Total future minimum lease receipts	1.4	2.2

34. RELATED PARTY TRANSACTIONS

The remuneration of the key management personnel of the Group, including all the directors of the Parent Company, is set out below in aggregate for each of the categories specified in IAS 24 Related party disclosures. The table below shows benefits payable on an accruals basis, with the granting of shares to directors taking place in the following year.

	2010 £000	2009 £000
Short term employment benefits	1,093	1,041
Post–employment benefits	(51)	323
Other long-term benefits	351	531
Termination payments	—	469
Shared-based payment	18	14

Total compensation to 31 December	1,411	2,378

Notes to the Consolidated Financial Statements for the two years in the period ended 31 December 2010

Chaucer Syndicates Limited acted as the Managing Agent and received amounts for services provided during the year, for the following syndicates:

	Syndicate 1084 £m	Syndicate 1176 £m	Syndicate 4000 £m	Syndicate 4242 £m	Syndicate 1274 £m	Syndicate 1301 £m
31 December 2010
Managing agent’s fees	7.5	1.3	—	0.9	—	1.2
Profit commission	5.0	3.7	—	2.0	—	0.3
Expense recharge	45.5	—	0.8	1.1	—	5.8
Balance owed to Chaucer Syndicates Limited	8.1	3.6	0.1	2.2	—	0.5

31 December 2009
Managing agent’s fees	6.3	1.3	—	1.3	1.6	1.8
Profit commission	—	2.8	—	0.4	—	0.2
Expense recharge	36.0	—	0.7	0.2	0.4	5.0
Balance owed to Chaucer Syndicates Limited	1.0	—	0.4	—	0.1	0.1

35. SUBSEQUENT EVENTS

a.	In January 2011, there was further flooding in the state of Queensland, Australia and in February 2011, there was a second earthquake, measuring 6.3 on the Richter scale, in Christchurch, New Zealand. On 18 March 2011, the Group announced initial loss estimates of £8.0 million for the Australia floods and £19.0 million for the February 2011 New Zealand earthquake, based on an assumed industry loss of NZ$12bn. The Group also announced a reduction in the best estimate for claims arising from the 2010 New Zealand earthquake and Australian floods of £7.0 million to £17.4 million. The financial statements for the year ended 31 December 2010 include a combined estimated total loss from these events of £24.7 million.

b.	On 11 March 2011, there was an earthquake measuring 9.0 on the Richter scale and a consequential tsunami that affected the north-east of Japan. On 18 April 2011, the Group announced an initial assessment of total claims from this event of £27.5 million to £35 million, net of reinstatement premiums and reinsurance, based on an estimated insured market loss of $20 billion to $30 billion. This followed at earlier announcement, made by the Group on 14 March 2011, to clarify the position with respect to Nuclear Syndicate 1176 and potential exposures arising from the Japanese earthquake.

c.	Nuclear Syndicate 1176 is one of a panel of insurers that provides coverage to Tokyo Electric Power Company, the owner of two of the three nuclear sites in the proximity of the affected area - Fukushima Dai-ichi and Fukushima Daini. The Syndicate has no coverage in place for property damage or business interruption at these two plants. At the third plant, Onagawa, owned by Tohuku Electric Power Company, the Syndicate provides coverage for property damage, but the perils of earthquake and tsunami are specifically excluded. Moreover, under the Japanese Nuclear Act of 1961 (and amended in 2009), the operators of nuclear power stations are not liable for any damage arising from a “grave natural disaster of an exceptional nature”. Consequently, the Group does not expect Nuclear Syndicate 1176 to incur any significant insured loss respect of the Japanese earthquake.

d.	On 20 April 2011, the Board recommended the cash acquisition of Chaucer Holdings PLC for 56p per share by The Hanover Insurance Group. This includes the 2.7p final dividend for the year ended 31 December 2010 announced on 7 March 2011 and payable to shareholders on 27 May 2011. For further information on this transaction, please refer to the stock exchange announcement of 20 April 2011 and the circular issued to shareholders on 11 May 2011. Both of these documents are available on our website.

e.	On 19 May 2011, the Group released net loss reserves created in 2010 and prior years of £13.1m with the bulk provided by the Property and Marine Divisions due to benign claims activity.

The Group considers that the total technical provisions are still within the range of expectations established at 31 December 2010.

Notes to the Financial Statements for the year ended 31 December 2010

SYNDICATE STATISTICS

CAPACITY UNDER MANAGEMENT

	2011 £m	2010 [1] £m	2009 £m	2008 £m	2007 £m
In-house syndicates
1084	825.0	745.0	634.0	445.0	485.0
1176	31.7	31.7	31.5	27.5	27.5

	856.7	776.7	665.5	472.5	512.5

Third party syndicates
1274	—	—	165.2	135.4	—
1301	110.0	110.0	95.0	75.0	72.0
4000	—	—	—	73.0	73.0
4242	80.0	99.0	83.6	83.6	83.6

	190.0	209.0	343.8	367.0	228.6

Total capacity under management	1,046.7	985.7	1,009.3	839.5	741.1

Capacity managed for third parties	(339.5)	(328.8)	(429.3)	(319.7)	(194.5)

Chaucer economic interests (see table below)	707.2	656.9	580.0	519.8	546.6

ECONOMIC INTERESTS IN UNDERWRITING CAPACITY

	2011 £m	2010 [1] £m	2009 £m	2008 £m	2007 £m
In-house syndicates
1084	788.8	713.0	602.0	445.0	485.0
1176	17.4	17.4	17.4	15.5	14.9

	806.2	730.4	619.4	460.5	499.9

Participations by capital provision reinsurer	(99.0)	(86.6)	(50.7)	(25.0)	(37.6)

	707.2	643.8	568.7	435.5	462.3

Third party syndicate participations
4000	—	—	—	73.0	73.0
4242	—	13.1	11.3	11.3	11.3

Total economic interests	707.2	656.9	580.0	519.8	546.6

[1]	This includes an increase in the capacity of Syndicate 1084 to £745.0m following an increase to underwriting capacity approved by Lloyds on 20 December 2010.

In addition, the Group has an underwriting participation through a £17.0m investment in Antares Holdings Limited, which provides capital to Antares Syndicate 1274.